UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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GARTNER, INC.
(Name of Registrant as Specified in Its Charter)

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April 14, 2015

Dear Stockholder:

On behalf of the Board of Directors and Management of Gartner, Inc., I invite you to attend our 2015 Annual Meeting of Stockholders to be held on Thursday, May 28, 2015, at 10 a.m. local time, at our corporate headquarters at 56 Top Gallant Road, Stamford, Connecticut.

Details of the business to be conducted at the meeting are given in the Notice of Annual Meeting of Stockholders and Proxy Statement which follow this letter.

We have mailed to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our 2014 Annual Report to Stockholders and our 2015 Proxy Statement online, how to request a paper copy of these materials and how to vote on the three management Proposals put before you this year. In addition, by following the additional instructions in the Proxy Statement, stockholders may request proxy materials electronically by email or in printed form by mail on an ongoing basis.

Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares, regardless of the number of shares you hold, by utilizing the voting options available to you as described in the Proxy Statement.

If you have any questions about the meeting, please contact our Investor Relations Department at (203) 316-6537.

We look forward to seeing you at the meeting.

Sincerely,

Eugene A. Hall

Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	Thursday, May 28, 2015

Time:	10:00 a.m. local time

Location:	56 Top Gallant Road
Stamford, Connecticut 06902

Matters To Be Voted On:	(1)	Election of nine members of our Board of Directors;
(2)	Advisory approval of the Company’s executive compensation;
(3)	Ratification of the appointment of KPMG LLP as our independent auditor for 2015.

Record Date:	April 2, 2015 – You are eligible to vote if you were a stockholder of record on this date.

Voting Methods:	By Internet – go to “www.proxyvote.com” and follow instructions
By Telephone – call 1-800-690-6903, 24 hours a day, and follow instructions
By Mail – if you received your proxy materials by mail, complete and sign your proxy card and return in enclosed envelope or mail to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, N.Y. 11717
In Person – attend the Annual Meeting and vote in person

Importance Of Vote:	Please vote as soon as possible to ensure that your shares are represented. If your shares are held in “street name,” we urge you to instruct your broker how to vote your shares.

Voting promptly will insure that we have a quorum at the meeting and will save us additional proxy solicitation expenses.

By Order of the Board of Directors,

Lewis G. Schwartz

Corporate Secretary

Stamford, Connecticut

April 14, 2015

56 Top Gallant Road

Stamford, Connecticut 06902

PROXY STATEMENT

For the Annual Meeting of Stockholders to be held on May 28, 2015

GENERAL INFORMATION

The Annual Meeting and Proposals

The 2015 Annual Meeting of Stockholders of Gartner, Inc. will be held on Thursday, May 28, 2015, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and described in greater detail below. This Proxy Statement and form of proxy, together with our 2014 Annual Report to Stockholders, are being furnished in connection with the solicitation by the Board of Directors of proxies to be used at the meeting and any adjournment of the meeting, and are first being made available to our stockholders on or around April 14, 2015. We will refer to your company in this Proxy Statement as “we”, “us”, the “Company” or “Gartner.” The three proposals to be considered and acted upon at the Annual Meeting, which are described in more detail in this Proxy Statement, are:

•	Election of nine nominees to our Board of Directors;
•	Advisory approval of the Company’s executive compensation;
•	Ratification of the appointment of KPMG LLP as our independent auditor for the 2015 fiscal year.

Management does not intend to present any other items of business and is not aware of any matters other than those set forth in this Proxy Statement that will be presented for action at the 2015 Annual Meeting of Stockholders. However, if any other matters properly come before the Annual Meeting, the persons designated by the Company as proxies may vote the shares of Common Stock they represent in their discretion.

Information Concerning Proxy Materials and the Voting of Proxies

Why Did You Receive a Notice Regarding Availability of Proxy Materials?

Securities and Exchange Commission (SEC) rules allow companies to furnish proxy materials to their stockholders via the Internet. This “e-proxy” process expedites stockholders’ receipt of proxy materials, while significantly lowering the costs and reducing the environmental impact of our annual meeting. Accordingly, on April 14, 2015, we mailed to our stockholders a notice regarding the availability of proxy materials (the “Notice”). If you received a Notice, you will not receive a printed copy of the proxy materials unless you request one. The Notice provides instructions on how to access our proxy materials for the Annual Meeting on a website, how to request a printed copy of proxy materials and how to vote your shares. We expect to shortly mail paper copies of our proxy materials to certain stockholders who have already elected to receive printed materials.

How Can You Get Electronic Access to Proxy Materials?

The Notice provides instructions regarding how to view our proxy materials for the Annual Meeting online. As explained in greater detail in the Notice, to view the proxy materials and vote, you will need to visit: www.proxyvote.com and have available your 12-digit Control number(s) located on your Notice.

How Can You Request Paper or Email Copies of Proxy Materials?

If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. If you want to receive paper or email copies of the proxy materials, you must request them. There is no charge for requesting a copy. To facilitate timely delivery, please make your request on or before May 14, 2015. To request paper or e-mail copies, stockholders can go to www.proxyvote.com, call 1-800-579-1639 or send an email to sendmaterial@proxyvote.com. Please note that if you request materials by email, send a blank email with your 12-digit Control number(s) (located on your Notice) in the subject line.

How Can You Sign Up to Receive Future Proxy Materials Electronically?

You have the option to receive all future proxy statements, proxy cards and annual reports electronically via email or the Internet. If you elect this option, the Company will only mail printed materials to you in the future if you request that we do so. To sign up for

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electronic delivery, please follow the instructions below under How Can You Vote to vote using the Internet and vote your shares. After submitting your vote, follow the prompts to sign up for electronic delivery.

Who Can Vote at the Annual Meeting?

Only stockholders of record at the close of business on April 2, 2015 (the “Record Date”) may vote at the Annual Meeting. As of the Record Date, there were 84,719,933 shares of our common stock, par value $.0005 per share (“Common Stock”) outstanding and eligible to be voted. This amount does not include treasury shares which are not voted.

How Can You Vote?

You may vote using one of the following methods:

➢ Internet

You may vote on the Internet up until 11:59 PM Eastern Time on May 27, 2015 by going to the website for Internet voting on the Notice or your proxy card (www.proxyvote.com) and following the instructions on your screen. Have your Notice or proxy card available when you access the web page. If you vote by the Internet, you should not return your proxy card.

➢ Telephone

You may vote by telephone by calling the toll-free telephone number on your proxy card (1-800-690-6903), 24 hours a day and up until 11:59 PM Eastern Time on May 27, 2015, and following prerecorded instructions. Have your proxy card available when you call. If you vote by telephone, you should not return your proxy card.

➢ Mail

If you received your proxy materials by mail, you may vote by mail by marking the enclosed proxy card, dating and signing it, and returning it in the postage-paid envelope provided or to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, N.Y. 11717.

➢ In Person	You may vote your shares in person by attending the Annual Meeting and submitting your proxy at the meeting.

All shares that have been voted properly by an unrevoked proxy will be voted at the Annual Meeting in accordance with your instructions. If you sign and submit your proxy card, but do not give voting instructions, the shares represented by that proxy will be voted for each proposal as our Board recommends.

How to Revoke Your Proxy or Change Your Vote

A later vote by any means will cancel an earlier vote. You can revoke your proxy or change your vote before your proxy is voted at the Annual Meeting by giving written notice of revocation to: Corporate Secretary, Gartner, Inc., 56 Top Gallant Road, P.O. Box 10212, Stamford, Connecticut 06904-2212; or submitting another timely proxy by the Internet, telephone or mail; or attending the Annual Meeting to vote in person. If your shares are held in the name of a bank, broker or other holder of record, to vote at the Annual Meeting you must obtain a proxy executed in your favor from your bank, broker or other holder of record and bring it to the Annual Meeting in order to vote. Attendance at the Annual Meeting will not, by itself, revoke your prior proxy.

How Many Votes You Have

Each stockholder has one vote for each share of our Common Stock owned on the Record Date for all matters being voted on.

If Your Shares Are Held in “Street Name,” How Will Your Broker Vote?

Holders of shares held in brokerage or “street name” accounts should be aware of voting rules that will affect whether their shares will be voted on the Proposals submitted at the meeting. Under applicable New York Stock Exchange (NYSE) rules relating to the discretionary voting of proxies by brokers, brokers are not permitted to vote shares with respect to the election of directors and executive compensation without instructions from the beneficial owner. However, brokers will still be able to vote shares held in brokerage accounts with respect to the ratification of the appointment of an independent registered public accounting firm, even if they do not receive instructions from the beneficial owner. Therefore, holders of shares held in brokerage or street name accounts are advised that, if they do not timely provide instructions to their broker, their shares will not be voted in connection with Proposals One and Two. Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given.

Quorum

A quorum is constituted by the presence, in person or by proxy, of holders of our Common Stock representing a majority of the number of shares of Common Stock entitled to vote. Abstentions and broker non-votes (described above) will be considered present to determine a quorum.

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Votes Required

Proposal One: Each nominee must receive more “FOR” votes than “AGAINST” votes to be elected. Any nominee who fails to achieve this threshold must tender his or her resignation from the Board pursuant to the Company’s majority vote standard.

Proposals Two and Three: The affirmative “FOR” vote of a majority of the votes cast is required to approve Proposal Two - the advisory approval of the Company’s executive compensation and Proposal Three - the ratification of the appointment of KPMG LLP as our independent auditor for the fiscal year ending December 31, 2015.

If any other matters are brought properly before the Annual Meeting, the persons named as proxies in the accompanying proxy card will have the discretion to vote on those matters for you. If for any reason any of the nominees is not available as a candidate for director at the Annual Meeting, the persons named as proxies will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors. As of the date of this Proxy Statement, we were unaware of any other matter to be raised at the Annual Meeting.

What Are the Recommendations of the Board?

The Board of Directors recommends that you vote:

✓ FOR	the election of the nine nominees to our Board of Directors
✓ FOR	the advisory approval of the Company’s executive compensation
✓ FOR	the ratification of the appointment of KPMG LLP as our independent auditor for fiscal 2015

Who Is Distributing Proxy Materials and Bearing the Cost of the Solicitation?

This solicitation of proxies is being made by the Board of Directors and we will bear the entire cost of this solicitation, including costs associated with mailing the Notice and related internet access to proxy materials, the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy card, and any additional solicitation material that we may provide to stockholders. Gartner will request brokerage firms, fiduciaries and custodians holding shares in their names that are beneficially owned by others to solicit proxies from these persons and will pay the costs associated with such activities. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic mail and other means by our directors, officers and employees. No additional compensation will be paid to these individuals for any such services. We have also retained Georgeson Inc. to assist with the solicitation of proxies at an anticipated cost of $6,500 which will be paid by the Company.

Where can I find the voting results of the Annual Meeting?

We will disclose voting results on a Form 8-K filed with the SEC within four business days after the Annual Meeting, which will also be available on our investor relations website – www.investor.gartner.com.

Who Can Answer Your Questions?

If you have questions about this Proxy Statement or the Annual Meeting, please call our Investor Relations Department at (203) 316-6537.

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THE BOARD OF DIRECTORS

General Information about our Board of Directors

Our Board currently has nine directors who serve for annual terms. Our CEO, Eugene A. Hall, has an employment agreement with the Company that obligates the Company to include him on the slate of nominees to be elected to our Board during the term of the agreement. See Executive Compensation – Employment Agreements with Executive Officers below. There are no other arrangements between any director or nominee and any other person pursuant to which the director or nominee was selected. None of our directors or executive officers is related to another director or executive officer by blood, marriage or adoption.

Each member of our Board has been nominated for re-election at the 2015 Annual Meeting. See Proposal One – Election of Directors on page 12. Set forth below are the name, age, principal occupation for the last five years, public company board experience, selected additional biographical information and period of service as a director of the Company of each director, as well as a summary of each director’s experience, qualifications and background which, among other factors, support their respective qualifications to continue to serve on our Board.

Michael J. Bingle, 43, director since 2004

Mr. Bingle is a Managing Partner and Managing Director of Silver Lake, a private equity firm that he joined in January 2000. Prior thereto, he was a principal with Apollo Management, L.P., a private equity firm, and an investment banker at Goldman, Sachs & Co. He is a director of Interactive Data Corporation and several privately held companies, and a former director of TD Ameritrade Holding.

Mr. Bingle’s investing, investment banking and capital markets expertise, coupled with his extensive working knowledge of Gartner (a former Silver Lake portfolio company), its financial model and core financial strategies, provide valuable perspective and guidance to our Board and Compensation and Governance Committees.

Richard J. Bressler, 57, director since 2006

Mr. Bressler is President and Chief Financial Officer of iHeartMedia, Inc., and as Chief Financial Officer of Clear Channel Outdoor Holdings, Inc. Prior to joining iHeartMedia, he served as Managing Director of Thomas H. Lee Partners, L.P., a Boston-based private equity firm, from 2006 to July 2013. He joined Thomas H. Lee Partners from his role as Senior Executive Vice President and Chief Financial Officer of Viacom Inc., where he managed all strategic, financial, business development and technology functions. Mr. Bressler has also served in various capacities with Time Warner Inc., including Chairman and Chief Executive Officer of Time Warner Digital Media and Executive Vice President and Chief Financial Officer of Time Warner Inc. Prior to joining Time Inc., he was a partner with the accounting firm of Ernst & Young. Mr. Bressler is currently a Director of iHeartMedia, Inc. in addition to several privately held companies, and a former director of The Nielsen Company B.V. and Warner Music Group Corp.

Mr. Bressler qualifies as an audit committee financial expert, and his extensive financial and operational roles at large U.S. public companies bring a wealth of management, financial, accounting and professional expertise to our Board and Audit Committee.

Raul E. Cesan, 67, director since 2012

Mr. Cesan has been the Founder and Managing Partner of Commercial Worldwide LLC, an investment firm. Prior thereto, he spent 25 years at Schering – Plough Corporation, serving in various capacities of substantial responsibility: the President and Chief Operating Officer (from 1998 to 2001); Executive Vice President of Schering-Plough Corporation and President of Schering-Plough Pharmaceuticals (from 1994 – 1998); President of Schering Laboratories, U.S. Pharmaceutical Operations (from 1992 to 1994); and President of Schering – Plough International (from 1988 to 1992). Mr. Cesan is also a director of The New York Times Company.

Mr. Cesan’s extensive operational and international experiences provide valuable guidance to our Board and Compensation Committee.

Karen E. Dykstra, 56, director since 2007

Ms. Dykstra is Chief Financial and Administrative Officer of AOL, Inc. From September 2012 until her most recent appointment, she served as Chief Financial Officer of AOL, Inc. From January 2007 until December 2010, Ms. Dykstra was a Partner of Plainfield Asset Management LLC (“Plainfield”), and she served as Chief Operating Officer and Chief Financial Officer of Plainfield Direct LLC, Plainfield’s business development company, from May 2006 to 2010, and as a director from 2007 to 2010. Prior thereto, she spent over 25 years with Automatic Data Processing, Inc., serving most recently as Chief Financial Officer from January 2003 to May 2006, and prior thereto as Vice President – Finance, Corporate Controller and in other capacities. Ms. Dykstra is a former director of Crane Co. and AOL, Inc.

Ms. Dykstra qualifies as an audit committee financial expert, and her extensive management, financial, accounting and oversight experience provide important expertise to our Board and Audit Committee.

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Anne Sutherland Fuchs, 67, director since July 1999

Ms. Fuchs served as Group President, Growth Brands Division, Digital Ventures, a division of J.C. Penney Company, Inc., from November 2010 until April 2012. She also served as Chair of the Commission on Women’s Issues for New York City during the Bloomberg Administration, a position she held from 2002 through 2013. Previously, Ms. Fuchs served as a consultant to companies on branding and digital initiatives, and as a senior executive with operational responsibility at LVMH Moët Hennessy Louis Vuitton, Phillips de Pury & Luxembourg and several publishing companies, including Hearst Corporation, Conde Nast, Hachette and CBS. Ms. Fuchs is also a director of Pitney Bowes Inc.

Ms. Fuchs’ executive management, content and branding skills plus operations expertise, her knowledge of government operations and government partnerships with the private sector, and her keen interest and knowledge of diversity, governance and executive compensation matters provide important perspective to our Board and its Governance and Compensation Committees.

William O. Grabe, 76, director since 1993

Mr. Grabe is an Advisory Director of General Atlantic LLC, a global private equity firm. Prior to joining General Atlantic in 1992, Mr. Grabe was a Vice President and Corporate Officer of IBM Corporation. Mr. Grabe is presently a director of Covisint Corporation, QTS Realty Trust, Inc., Compuware Corporation and Lenovo Group Limited. He is a former director of Infotech Enterprises Limited and Patni Computer Systems Ltd.

Mr. Grabe’s extensive senior executive experience, his knowledge of business operations and his vast knowledge of the global information technology industry have made him a valued member of the Board and Governance Committee.

Eugene A. Hall, 58, director since 2004

Mr. Hall is the Chief Executive Officer of Gartner. Prior to joining Gartner in 2004, Mr. Hall was a senior executive at Automatic Data Processing, Inc., a Fortune 500 global technology and service company, serving most recently as President, Employers Services Major Accounts Division, a provider of human resources and payroll services. Prior to joining ADP in 1998, Mr. Hall spent 16 years at McKinsey & Company, most recently as Director.

As Gartner’s CEO, Mr. Hall is responsible for developing and executing on the Company’s operating plan and business strategies in consultation with the Board of Directors and for driving Gartner’s business and financial performance, and is the sole management representative on the Board.

Stephen G. Pagliuca, 60, director since 1990 (except for 6 months in 2009 when he entered the U.S. Senate race for Massachusetts)

Mr. Pagliuca is a Managing Director of Bain Capital Partners, LLC and is also a Managing Partner and an owner of the Boston Celtics basketball franchise. Mr. Pagliuca joined Bain & Company in 1982, and founded the Information Partners private equity fund for Bain Capital in 1989. Prior to joining Bain, Mr. Pagliuca worked as a senior accountant and international tax specialist for Peat Marwick Mitchell & Company in the Netherlands. Mr. Pagliuca is a director of several private companies that are portfolio companies of Bain Capital, and a former director of Burger King Holdings, Inc., HCA, Inc. (Hospital Corporation of America), Quintiles Transnational Corporation and Warner Chilcott PLC.

He has deep subject matter knowledge of Gartner’s history, the development of its business model and the global information technology industry, as well as financial and accounting matters.

James C. Smith, 75, director since October 2002 and Chairman of the Board since 2004

Mr. Smith was Chairman of the Board of First Health Group Corp., a national health benefits company until its sale in 2004. He also served as First Health’s Chief Executive Officer from January 1984 through January 2002 and President from January 1984 to January 2001. Mr. Smith is a director of various private companies.

Mr. Smith’s long-time expertise and experience as the founder, senior-most executive and chairman of the board of a successful large public company provides a unique perspective and insight into management and operational issues faced by the Board, Audit Committee and our CEO. This experience, coupled with Mr. Smith’s personal leadership qualities, qualify him to continue to serve as Chairman of the Board.

Majority Vote Standard

The Company has adopted a majority vote standard for the election of directors which provides that a nominee must receive more FOR votes than AGAINST votes for election as a director. Should a nominee fail to achieve this threshold, the nominee must immediately tender his or her resignation to the Chairman. The Board, in its discretion, can determine whether or not to accept the resignation.

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Compensation of Directors

Directors who are also employees receive no fees for their services as directors. Non-management directors are reimbursed for their meeting attendance expenses and receive the following compensation for their service as director:

Annual Director Retainer Fee:	$60,000 per director and an additional $100,000 for our non-executive Chairman of the Board, payable in arrears in four equal quarterly installments, on the first business day of each quarter. These amounts are paid in common stock equivalents (CSEs) granted under the Company’s 2014 Long-Term Incentive Plan (“2014 Plan”), except that a director may elect to receive up to 50% of this fee in cash. The CSEs convert into Common Stock on the date the director’s continuous status as a director terminates, unless the director elects accelerated release as provided in the 2014 Plan. The number of CSEs awarded is determined by dividing the aggregate director fees owed for a quarter (other than any amount payable in cash) by the closing price of the Common Stock on the first business day following the close of that quarter.
Annual Committee Chair Fee:	$10,000 for the chair of our Governance Committee and $15,000 for the chairs of our Audit and Compensation Committees. Amounts are payable in the same manner as the Annual Fee.
Annual Committee Member Fee:	$7,500 for our Governance Committee members, $10,000 for our Compensation Committee members and $15,000 for our Audit Committee members. Committee chairs receive both a committee chair fee and a committee member fee. Amounts are payable in the same manner as the Annual Fee.
Annual Equity Grant:	$200,000 in value of restricted stock units (RSUs), awarded annually on the date of the Annual Meeting. The number of RSUs awarded is determined by dividing $200,000 by the closing price of the Common Stock on the award date. The restrictions lapse one year after grant subject to continued service as director through that date.

Director Compensation Table

This table sets forth compensation earned or paid in cash, and the grant date fair value of equity awards made, to our non-management directors on account of services rendered as a director in 2014. Mr. Hall receives no compensation for service as director.

Name	Fees Earned Or Paid ($)(1)	Stock Awards ($)(2)	Total ($)
Michael J. Bingle	77,500	200,000	277,500
Richard J. Bressler	90,000	200,000	290,000
Raul E. Cesan	70,000	200,000	270,000
Karen E. Dykstra	75,000	200,000	275,000
Anne Sutherland Fuchs	92,500	200,000	292,500
William O. Grabe	77,500	200,000	277,500
Steven G. Pagliuca	60,000	200,000	260,000
James C. Smith	175,000	200,000	375,000

(1)	Includes amounts earned in 2014 and paid in cash and/or common stock equivalents (CSEs) on account of the Annual Director Retainer Fee, Annual Committee Chair Fee and/or Annual Committee Member Fee, described above. Does not include reimbursement for meeting attendance expenses.

(2)	Represents the grant date value of an annual equity award computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, consisting of 2,812 restricted stock units (RSUs) that vest on May 29, 2015, one year from the date of the 2014 Annual Meeting, subject to continued service through that date. Accordingly, the number of RSUs awarded was calculated by dividing $200,000 by the closing price of our Common Stock on May 29, 2014 ($71.10).
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CORPORATE GOVERNANCE

Gartner is committed to maintaining strong corporate governance practices.

Corporate Governance Highlights:
➢ Independent Chairman of the Board
➢ Majority voting for directors
➢ Annual election of directors
➢ Mandatory Annual Board and Committee self-evaluation policy
➢ Executive sessions after each Board and Committee meeting
➢ 8 out of 9 directors are independent
➢ 2 out of 9 directors are women
➢ Fully independent Board committees
➢ Annual director affirmation of compliance with Code of Conduct
➢ Annual director evaluation of CEO
➢ Average director age - 62

Board Principles and Practices

Our Board Principles and Practices (the “Board Guidelines”) are reviewed annually and revised in light of legal, regulatory or other developments, as well as emerging best practices, by our Governance Committee and Board. The Guidelines, which are posted on www.investor.gartner.com, describe the Board’s responsibilities, its role in strategic development and other matters, discussed below.

Director Independence

Our Board Guidelines require that our Board be comprised of a majority of directors who meet the criteria for independence from management set forth by the New York Stock Exchange (“NYSE”) in its corporate governance listing standards.

Our committee charters likewise require that our standing Audit, Compensation and Governance/Nominating Committees be comprised only of independent directors. Additionally, the Audit Committee members must be independent under Section 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Compensation Committee members must be independent under Rule 16b-3 promulgated under the Exchange Act as well as applicable NYSE corporate governance listing standards, and they must qualify as outside directors under regulations promulgated under Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”).

Utilizing all of these criteria, as well as all relevant facts and circumstances, the Board annually assesses the independence from management of all non-management directors and committee members by reviewing the commercial, financial, familial, employment and other relationships between each director and the Company, its auditors and other companies that do business with Gartner.

After analysis and recommendation by the Governance Committee, the Board determined that:

•	all non-management directors (Michael Bingle, Richard Bressler, Raul Cesan, Karen Dykstra, Anne Sutherland Fuchs, William Grabe, Stephen Pagliuca and James Smith) are independent under the NYSE listing standards;

•	our Audit Committee members (Ms. Dykstra and Messrs. Bressler and Smith) are independent under the criteria set forth in Section 10A-3 of the Exchange Act; and

•	our Compensation Committee members (Ms. Fuchs and Messrs. Bingle and Cesan) are independent under the criteria set forth in Exchange Act Rule 16b-3 as well as under applicable NYSE corporate governance listing standards, and qualify as “outside directors” under Code Section 162(m) regulations.
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Board Leadership Structure

The leadership of our Board of Directors rests with our independent Chairman of the Board, Mr. James C. Smith. Gartner believes that the separation of functions between the CEO and Chairman of the Board provides independent leadership of the Board in the exercise of its management oversight responsibilities, increases the accountability of the CEO and creates transparency into the relationship among executive management, the Board of Directors and the stockholders. Additionally, in view of Mr. Smith’s extensive experience as a chief executive officer of a major corporation, he is able to provide an independent point of view to our CEO on important management and operational issues.

Risk Oversight

The Board of Directors, together with management, oversees risk at Gartner. The Company’s strategic objectives and activities are presented by executive management to the Board and approved annually and more frequently as necessary.

The Risk (Internal Audit) function reports directly to the Audit Committee, and provides quarterly reports to the committee. The committee reviews the results of the internal audit annual risk assessment and the proposed internal audit plan. Subsequent quarterly meetings include an update on ongoing internal audit activities, including results of audits and any changes to the audit plan. Risk also meets with the Audit Committee in executive session on a quarterly basis.

The General Counsel, who serves as Chief Compliance Officer, also reports directly to the Audit Committee on a quarterly basis concerning the state of the Company’s legal and ethical compliance program and initiatives, hotline activities, litigation matters and findings of the Disclosure Controls Committee.

The Company maintains internal controls and procedures over financial reporting, as well as enterprise wide internal controls, that are updated and tested annually by management and our independent auditors. Any internal control deficiencies and the status of remediation efforts likewise are reported to the Audit Committee on a quarterly basis.

Risk Assessment of Compensation Policies and Practices

Management conducts an annual risk assessment of the Company’s compensation policies and practices, including all executive, non-executive and business unit compensation policies and practices, as well as the variable compensation policies applicable to our global sales force. The results of this assessment are reported to the Compensation Committee. Management has concluded and the Compensation Committee has agreed that no Company compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company.

Board and Committee Meetings and Annual Meeting Attendance

Our Board held six meetings during 2014. During 2014, all of our directors attended 100% of all Board and committee meetings held during the periods in which such director served as a director and/or committee member. At each regular quarterly Board and committee meeting, time is set aside for the non-management directors to meet in executive session without management present. James C. Smith, our non-executive Chairman of the Board, presides over the executive sessions at the Board meetings, and each committee chairperson presides over the executive sessions at their respective committee meetings. Directors are not required, but are invited, to attend the Annual Meeting of Stockholders. In 2014, Mr. Hall and other executive officers of the Company attended the 2014 Annual Meeting of Stockholders.

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Committees Generally and Charters

As noted above, our Board has three standing committees: Audit, Compensation and Governance/Nominating, and all committee members have been determined by our Board to be independent under applicable standards. Our Board of Directors has approved a written charter for each committee which is reviewed annually and revised as appropriate. The table below provides information for each Board Committee in 2014:

Name	Audit	Compensation	Governance/Nominating
Michael J. Bingle		X	X
Richard J. Bressler	X (Chair)
Raul E. Cesan		X
Karen E. Dykstra	X
Anne Sutherland Fuchs		X (Chair)	X
William O. Grabe			X (Chair)
Stephen G. Pagliuca
James C. Smith	X
Meetings Held in 2014:	5	5	4

Audit Committee

Our Audit Committee serves as an independent body to assist in Board oversight of:
✓ the integrity of the Company’s financial statements;
✓ the Company’s compliance with legal and regulatory requirements;
✓ the independent auditor’s retention, qualifications and independence; and
✓ the Company’s Risk, Compliance and Internal Audit functions

Gartner has a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. Our Board has determined that both Ms. Dykstra and Mr. Bressler qualify as audit committee financial experts, as defined by the rules of the SEC, and that all members have the requisite accounting or related financial management expertise and are financially literate as required by the NYSE corporate governance listing standards.

Additionally, the Committee is directly responsible for the appointment, compensation and oversight of our independent auditor, KPMG; approves the engagement letter describing the scope of the annual audit; approves fees for audit and non-audit services; provides an open avenue of communication among the independent auditor, the Risk and Internal Audit functions, management and the Board; resolves disagreements, if any, between management and the independent auditors regarding financial reporting for the purpose of issuing an audit report in connection with our financial statements; and prepares the Audit Committee Report required by the SEC and included in this Proxy Statement on page 41 below.

The independent auditor reports directly to the Audit Committee. By meeting with independent auditor and the internal auditor, and operating and financial management personnel, the Audit Committee oversees matters relating to accounting standards, policies and practices, any changes thereto and the effects of any changes on our financial statements, financial reporting practices and the quality and adequacy of internal controls. Additionally our internal audit and compliance functions report directly to the Audit Committee. After each Audit Committee meeting, the Committee meets separately with the CFO, the independent auditor and the internal auditor, without management present.

The Audit Committee has established procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. A toll-free phone number managed by a third party is available for confidential and anonymous submission of concerns relating to accounting, auditing and other illegal or unethical matters, as well as alleged violations of Gartner’s Code of Conduct or any other policies. All submissions are reported to the General Counsel and, in turn, to the Chairman of the Audit Committee, as well as at each regular Audit Committee meeting. The Audit Committee has the power and funding to retain independent counsel and other advisors as it deems necessary to carry out its duties.

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Compensation Committee

Our Compensation Committee has responsibility for:
✓ administering and approving all elements of compensation for the Chief Executive Officer and the other executive officers;
✓ approving, by direct action or through delegation, all equity awards, grants, and related actions under the provisions of our equity plan, and administering the plan;
✓ participating in the evaluation of CEO performance (with the input and oversight of the Governance Committee and the Chairman of the Board);
✓ approving the peer group established for executive compensation benchmarking purposes;
✓ evaluating the independence of all compensation committee advisers; and
✓ providing oversight in connection with company-wide compensation programs.

The Committee reviewed and approved the Compensation Discussion and Analysis contained in this Proxy Statement, recommended its inclusion herein (and in our 2014 Annual Report on Form 10-K) and issued the related report to stockholders as required by the SEC (see Compensation Committee Report on page 25 below).

Exequity LLP (“Exequity”) was been retained by the Committee to provide information, analyses, and advice to the Compensation Committee during various stages of 2014 executive compensation planning. Exequity reports directly to the Compensation Committee chair. In the course of conducting its activities, Exequity attended meetings of the Committee and briefed the Compensation Committee on executive compensation trends generally.

The Committee has assessed the independence of Exequity, and has concluded that Exequity is independent and that its retention presents no conflicts of interest either to the Committee or the Company.

Final decisions with respect to determining the amount or form of executive compensation under the Company’s executive compensation programs are made by the Committee alone and may reflect factors and considerations other than the information and advice provided by its consultants. Please refer to the Compensation Discussion & Analysis beginning on page14 for a more detailed discussion of the Committee’s activities with respect to executive compensation.

Compensation Committee Interlocks and Insider Participation. During 2014, no member of the Compensation Committee served as an officer or employee of the Company, was formerly an officer of the Company or had any relationship with the Company required to be disclosed under Transactions With Related Persons below. Additionally, during 2014, no executive officer of the Company: (i) served as a member of the compensation committee (or full board in the absence of such a committee) or as a director of another entity, one of whose executive officers served on our Compensation Committee; or (ii) served as a member of the compensation committee (or full board in the absence of such a committee) of another entity, one of whose executive officers served on our Board.

Governance/Nominating Committee

Our Governance/Nominating Committee (the “Governance Committee”) has responsibility for:
✓ the size, composition and organization of our Board;
✓ the independence of directors and committee members under applicable standards;
✓ our corporate governance policies, including our Board Principles and Practices;
✓ the criteria for membership as a director and the selection of nominees for election to the Board;
✓ committee assignments;
✓ the form and amount of director compensation;
✓ the performance evaluation of our CEO and management succession planning; and
✓ the annual Board and committee performance evaluations.
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While the Governance Committee has not specified minimum qualifications for candidates it recommends, it will consider the qualifications, skills, expertise, qualities, diversity, age, gender, availability and experience of all candidates that are presented for consideration. At the present time, two of our nine directors are women. The Board utilizes a concept of diversity that extends beyond race, gender and national origin to encompass the viewpoints, professional experience and other individual qualities and attributes of candidates that will enable the Board to select candidates who are best able to carry out the Board’s responsibilities and complement the mix of talent and experience represented on the Board. In connection with its annual evaluation, the Board considers the appropriateness of the qualifications of existing directors given then current needs.

Candidates for Board nomination may be brought to the attention of the Governance Committee by current Board members, management, stockholders or other persons. All potential new candidates are fully evaluated by the Governance Committee using the criteria described above, and then considered by the entire Board for nomination.

Director Candidates submitted by Stockholders: Stockholders wishing to recommend director candidates for consideration by the Governance Committee may do so by writing to the Chairman of the Governance/Nominating Committee, c/o Corporate Secretary, Gartner, Inc., 56 Top Gallant Road, P.O. Box 10212, Stamford, CT 06904-2212, and indicating the recommended candidate’s name, biographical data, professional experience and any other qualifications. In addition, stockholders wishing to propose candidates for election must follow our advance notice provisions. See Process for Submission of Stockholder Proposals for our 2015 Annual Meeting below.

Director Stock Ownership Guidelines

The Board believes directors should have a financial interest in the Company. Accordingly, each director is required to own at least 10,000 shares of our Common Stock. New directors have three years from election or appointment to comply with the policy as follows: 25% within one year of election or appointment; 50% within two years of election or appointment; and 100% within three years of election or appointment. We permit directors to apply deferred and unvested equity awards towards satisfying these requirements. All of our directors are in compliance with these guidelines.

Code of Ethics and Code of Conduct

Gartner has adopted a CEO & CFO Code of Ethics which applies to our CEO, CFO, controller and other financial managers, and a Global Code of Conduct, which applies to all Gartner officers, directors and employees, wherever located. Annually, each officer, director and employee affirms compliance with the Global Code of Conduct. See Miscellaneous—Available Information below.

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PROPOSAL ONE:

ELECTION OF DIRECTORS

Nominees for Election to the Board of Directors

Our Board, acting through the Governance Committee, is responsible for assembling for stockholder consideration each year a group of nominees that, taken together, has the experience, qualifications, attributes and skills appropriate and necessary to carry out the duties and responsibilities of, and to function effectively as, the board of directors of Gartner. The Governance Committee regularly reviews the composition of the board in light of the needs of the Company, its assessment of board and committee performance, and the input of stockholders and other key stakeholders. The Governance Committee looks for certain common characteristics in all nominees, including integrity, strong professional experience and reputation, a record of achievement, constructive and collegial personal attributes and the ability and commitment to devote sufficient time and effort to board service. In addition, the Governance Committee seeks to include on the board a complementary mix of individuals with diverse backgrounds and skills that will enable the board as a whole to effectively manage the array of issues it will confront in furtherance of its duties. These individual qualities can include matters such as experience in the technology industry; experience managing and operating large public companies; international operating experience; financial, accounting, executive compensation and capital markets expertise; and leadership skills and experience.

All of the nominees listed below are incumbent directors who have been nominated by the Governance Committee and Board for re-election, and have agreed to serve another term. For additional information about the nominees and their qualifications, please see General Information about our Board of Directors on page 4 above. If any nominee is unable or declines unexpectedly to stand for election as a director at the Annual Meeting, proxies may be voted for a nominee designated by the present Board to fill the vacancy. Each person elected as a director will continue to be a director until the 2016 Annual Meeting of Stockholders or a successor has been elected.

Michael J. Bingle	William O. Grabe
Richard J. Bressler	Eugene A. Hall
Raul E. Cesan	Stephen G. Pagliuca
Karen E. Dykstra	James C. Smith
Anne Sutherland Fuchs

RECOMMENDATION OF OUR BOARD

Our Board unanimously recommends that you vote FOR management’s nine nominees for election to the Board of Directors.

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EXECUTIVE OFFICERS

General Information About our Executive Officers:

Eugene A. Hall 58	Chief Executive Officer and director since 2004. Prior to joining Gartner, he was a senior executive at Automatic Data Processing, Inc., a Fortune 500 global technology and services company, serving most recently as President, Employers Services Major Accounts Division, a provider of human resources and payroll services. Prior to joining ADP in 1998, Mr. Hall spent 16 years at McKinsey & Company, most recently as Director.
Ken Davis 46	Senior Vice President, End User Programs since 2008. Previously at Gartner, he served as Senior Vice President, High Tech & Telecom Programs, and as Senior Vice President, Strategy, Marketing and Business Development. Prior to joining Gartner in 2005, Mr. Davis spent ten years at McKinsey & Company, where he was a partner assisting clients in the IT industry.
Alwyn Dawkins 48	Senior Vice President, Gartner Events since 2008. Previously at Gartner, he served as Group Vice President, Asia/Pacific Sales, based in Sydney, Australia, and prior thereto, as Group Vice President, Gartner Events, where he held global responsibility for exhibit and sponsorship sales across the portfolio of Gartner events. Prior to joining Gartner in 2002, Mr. Dawkins spent ten years at Richmond Events, culminating in his role as Executive Vice President responsible for its North American business.
David Godfrey 43	Senior Vice President, Worldwide Sales since 2010. Previously at Gartner, he led North American field sales, and prior to this role, he led the Europe, Middle East and Africa (EMEA) and the Americas inside sales organizations. Before joining Gartner in 1999 as a sales executive, Mr. Godfrey spent seven years in business development at Exxon Mobil.
Darko Hrelic 58	Senior Vice President & Chief Information Officer since 2007. Prior to joining Gartner, he spent five years at Automatic Data Processing, Inc., most recently as Vice President and Chief Technology Officer in ADP’s Employers Services Division. Prior to joining ADP, Mr. Hrelic spent over 21 years at IBM, principally at the TJ Watson Research Center.
Robin Kranich 44	Senior Vice President, Human Resources since 2008. During her more than 20 years Gartner, she served as Senior Vice President, End User Programs; Senior Vice President, Research Operations and Business Development; Senior Vice President and General Manager of Gartner EXP; Vice President and Chief of Staff to Gartner’s president; and various sales and sales management roles. Prior to joining Gartner in 1994, Ms. Kranich was part of the Technology Advancement Group at Marriott International.
Craig W. Safian 46	Senior Vice President & Chief Financial Officer since June 2014. In his 13 years at Gartner, Mr. Safian served as Group Vice President, Global Finance and Strategy & Business Development from 2007 until his appointment as CFO, and previously as Group Vice President, Strategy and Managing Vice President, Financial Planning and Analysis. Prior to joining Gartner, he held finance positions at Headstrong (now part of Genpact) and Bristol-Myers Squibb, and was an accountant for Friedman, LLP where he achieved CPA licensure.
Lewis G. Schwartz 64	Senior Vice President, General Counsel & Corporate Secretary since 2001. Prior to joining Gartner, he was a partner with the law firm of Shipman & Goodwin LLP, serving on the firm’s management committee. Before joining Shipman & Goodwin, Mr. Schwartz was a partner with Schatz & Schatz, Ribicoff & Kotkin, an associate at Skadden, Arps, Slate, Meagher & Flom in New York City, and an assistant district attorney in New York County (Manhattan).
Peter Sondergaard 50	Senior Vice President, Research since 2004. During his 24 years at Gartner, Mr. Sondergaard has held various roles, including Head of Research for the Technology & Services Sector, Hardware & Systems Sector, Vice President and General Manager for Gartner Research EMEA. Prior to joining Gartner, Mr. Sondergaard was research director at International Data Corporation in Europe.
Chris Thomas 43	Senior Vice President, Executive Programs since April 2013. During his 15 years at Gartner, he has held various roles, including Group Vice President, Sales, leading the Americas IT, Digital Marketing and Global Supply Chain sales group; head of North America and Europe, Middle East and Africa (EMEA) Small and Medium Business sales organizations, and a number of other roles, including sales operations and field sales leadership. Before joining Gartner, he spent seven years in procurement, sales and marketing at Exxon Mobil.
Per Anders Waern 53	Senior Vice President, Gartner Consulting since 2008. Since joining Gartner in 1998, he held senior consulting roles principally in EMEA, and served most recently as head of Gartner’s global core consulting team. Prior to joining Gartner, Mr. Waern led corporate IT strategy at Vattenfall in Sweden.
Michael Yoo 46	Senior Vice President, High Tech & Telecom Programs since 2008. Prior to assuming this role, he served as the head of product development for the High-Tech & Telecom Programs team. Prior to joining Gartner in 2006, he spent four years as a management consultant at McKinsey & Company, serving clients in the high-tech industry. He spent the first ten years of his career as a research physicist, leading nanotechnology research and development efforts at IBM Research, Philips Research and Bell Laboratories.
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COMPENSATION DISCUSSION & ANALYSIS

This Compensation Discussion & Analysis, or “CD&A”, describes and explains the Company’s compensation philosophy and executive compensation program, as well as compensation awarded to and earned by, the following Named Executive Officers (“NEOs”):

Eugene A. Hall	Chief Executive Officer
Christopher J. Lafond*	Executive Vice President & Chief Financial Officer
Lewis G. Schwartz	Senior Vice President, General Counsel & Corporate Secretary
Per Anders Waern	Senior Vice President, Gartner Consulting
Alwyn Dawkins	Senior Vice President, Events
Craig W. Safian*	Senior Vice President & Chief Financial Officer

*Mr. Lafond served as Chief Financial Officer until June 3, 2014, and Mr. Safian was appointed by the Board of Directors as Chief Financial Officer effective June 3, 2014.

The CD&A is organized into three sections:

•	The Executive Summary, which highlights the importance of our Contract Value (herein “CV”) metric, our 2014 corporate performance and our pay-for-performance approach and our compensation practices, all of which we believe are relevant to stockholders as they consider their votes on Proposal Two (advisory vote on executive compensation, or “Say-on-Pay”)

•	The Compensation Setting Process for 2014

•	Other Compensation Policies and Information

The CD&A is followed by the Compensation Tables and Narrative Disclosures, which report and describe the compensation and benefit amounts paid to our NEOs in 2014.

EXECUTIVE SUMMARY

Contract Value – A Key Unique Performance Metric for Gartner

Contract Value (“CV”) represents the value attributable to all of our subscription-related research products that recognize revenue on a ratable basis. CV is calculated as the annualized value of all subscription research contracts in effect at a specific time, without regard to the duration of the contract.

Unique to the business of Gartner, Contract Value is our single most important performance metric. It focuses all of our executives on driving both short-term and long - term success for our business and stockholders.

Contract Value = Both Short-Term and Long-Term Measures of Success
Short-Term	✓ Measures the value of all subscription research contracts in effect at a specific time
Long-Term	✓ Measures revenue that is highly likely to recur over a multi-year period

Comparing CV year over year measures the short term growth of our business. More importantly, CV is also an appropriate measure of long – term performance due to the nature of our Research subscription business. Our Research business is our largest business segment (71.5% of 2014 gross revenues) with our highest margins (69% for 2014). Our Research enterprise client retention (85% in 2014) and retained contract value (106% enterprise wallet retention in 2014) are extremely high. The combination of annual contracts and high renewal rates are predictive of revenue highly likely to recur over a 3 – 5 year period.

Accordingly, growing CV drives both short- term and long – term corporate performance and shareholder value due to these unique circumstances. As such, all Gartner executives and associates are focused at all times on growing CV. This, coupled with the fact that our investors are also focused on this metric, ensures that we are aligned on the long - term success of the Company.

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Record 2014 Performance

2014 was another year of record achievements for Gartner:

✓ CV, Revenue, EBITDA* and GAAP EPS grew 13%, 13%, 12% and 5%, respectively, excluding the impact of foreign exchange
✓ CV ended the year at a record $1.6 Billion, and Revenues exceeded $2 Billion for the first time in our history
✓ Five year CAGR for CV, EBITDA and GAAP EPS was 15%, 15% and 20%, respectively
✓ Our Common Stock rose 19% in 2014, as compared to our proxy peer group, the S&P 500 and NASDAQ, which rose 9%, 11% and 13%, respectively
✓ Compound annual growth rates on our common stock was 19%, 34% and 36% on a 1, 3 and 5 year basis, significantly out-performing our proxy peer group, the S&P 500 and NASDAQ indices for the corresponding periods
✓ $432 million was returned to our stockholders through our share repurchase program

*In this Proxy Statement, EBITDA refers to Normalized EBITDA, which represents operating income excluding depreciation, accretion on obligations related to excess facilities, amortization, stock-based compensation expense and acquisition-related adjustments.

Gartner 2014 Performance Charts (CV and EBITDA $ in millions)

The laser focus throughout our global organization on growing CV has resulted in a strong, sustained track record of growth across this measure, as well as EBITDA and EPS, over many years, as the following charts demonstrate.

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These strong results have fueled stock price growth which leads all comparison groups as follows:

Key Attribute of our Executive Compensation Program – Pay for Performance

Our executive compensation plan design has successfully motivated senior management to drive outstanding corporate performance since it was first implemented in 2006. Its key features are as follows:
✓ 70% of executive equity awards and 100% of executive bonus awards are performance-based.
✓ Performance awards are subject to forfeiture in the event the Company fails to achieve performance objectives established by our Compensation Committee.
✓ The remaining 30% of executive equity awards are in the form of stock appreciation rights which only have value if our stock price increases from the grant date price.
✓ 90% percent of our CEO’s target total compensation (76% in the case of our other executive officers) is in the form of incentive compensation (bonus and equity awards).
✓ 80% of our CEO’s compensation is in the form of equity awards (60% in the case of other executive officers).
✓ Earned equity awards may increase or decrease in value based upon stock price movement during the vesting period.
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Our Compensation Best Practices

Our compensation practices motivate our executives to achieve our operating plans and execute our corporate strategy without taking undue risks. These practices, which are consistent with “best practices” trends, include the following:
✓	We have an independent Compensation Committee.
✓	We have an independent compensation consultant that reports directly to the Compensation Committee.
✓	Our Compensation Committee reviews and approves the executive compensation program design and practices. In its review, the Committee benchmarks Gartner’s program against the external market by, among other things, comparing our program against a peer group. In addition, the Committee receives and considers input from management as well as independent advice and analysis from our independent compensation consultant.
✓	All executive officers are “at will” employees and only our CEO has an employment agreement.
✓	We have a clawback policy applicable to all executive incentive compensation (cash bonus and equity awards).
✓	We have robust stock ownership guidelines for our executive officers.
✓	In 2015, we amended our stock ownership guidelines to require that 50% of net after tax shares from all released equity awards be held until stock ownership guidelines are satisfied.
✓	We prohibit hedging and pledging transactions in company securities.
✓	We do not provide excise tax gross up payments.
✓	We encourage retention by having equity awards vest 25% per year over 4 years.
✓	All short- term and 70% of long- term incentive compensation are subject to forfeiture if performance targets are not met.
✓	The potential annual payout on incentive compensation elements is limited to 2 times target.
✓	Our equity plan prohibits:
o	repricing stock options and surrendering outstanding options for new options with a lower exercise price without stockholder approval;
o	cash buyouts of underwater options or stock appreciation rights without stockholder approval; and
o	granting options or stock appreciation rights with an exercise price less than the fair market value of the Company’s common stock on the date of grant.
✓	We do not grant equity awards during closed trading windows.
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COMPENSATION SETTING PROCESS FOR 2014

This discussion explains the objectives of the Company’s compensation policies; what the compensation program is designed to reward; each element of compensation and why the Company chooses to pay each element; how the Company determines the amount (and, where applicable, the formula) for each element to pay; and how each compensation element and the Company’s decisions regarding that element fit into the Company’s overall compensation objectives and affect decisions regarding other elements.

The Objectives of the Company’s Compensation Policies

The objectives of our compensation policies are threefold:
➢ to attract, motivate and retain highly talented, creative and entrepreneurial individuals by paying market-based compensation;
➢ to motivate our executives to maximize the performance of our Company through pay-for-performance compensation components based on the achievement of corporate performance targets that are aggressive, but attainable, given economic conditions; and
➢ to ensure that, as a public company, our compensation structure and levels are reasonable from a stockholder perspective.

What the Compensation Program Is Designed to Reward

Our guiding philosophy is that the more executive compensation is linked to corporate performance, the stronger the inducement is for management to strive to improve Gartner’s performance. In addition, we believe that the design of the total compensation package must be competitive with the marketplace from which we hire our executive talent in order to achieve our objectives and attract and retain individuals who are critical to our long-term success. Our compensation program for executive officers is designed to compensate individuals for achieving and exceeding corporate performance objectives. We believe this type of compensation encourages outstanding team performance (not simply individual performance), which builds stockholder value.

Both short-term and long-term incentive compensation is earned by executives only upon the achievement by the Company of certain measurable performance objectives that are deemed by the Compensation Committee and management to be critical to the Company’s short-term and long-term success. The amount of compensation ultimately earned will increase or decrease depending upon Company performance and the underlying price of our Common Stock (in the case of long-term incentive compensation).

Principal Compensation Elements and Objectives

To achieve the objectives noted above, we have designed executive compensation to consist of three principal elements:

Base Salary

➢    Pay competitive salaries to attract and retain the executive talent necessary to develop and implement our corporate strategy and business plan

➢    Appropriately reflect responsibilities of the position, experience of the executive and marketplace in which we compete for talent

Short-Term Incentive Compensation (cash bonuses)	➢ Motivate executives to generate outstanding performance and achieve or exceed annual operating plan ➢ Align compensation with results
Long-Term Incentive Compensation (equity awards)

➢    Induce enhanced performance and promote retention

➢    Align executive rewards with long-term stock price appreciation

➢    Make executives stakeholders in the success of Gartner and thereby create alignment with stockholders

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How the Company Determines Executive Compensation

In General

The Company set aggressive performance goals in planning 2014 executive compensation. In order for our executives to earn target compensation, the Company needed to exceed double digit growth in two key performance metrics, as discussed below.

The Compensation Committee established performance objectives for short-term (bonus) and long-term (equity) incentive awards at levels that it believed would motivate performance and be adequately challenging. The target performance objectives were intended to compel the level of performance necessary to enable the Company to achieve its operating plan for 2014.

As in prior years, the short- and long-term incentive compensation elements provided executives with opportunities to increase their total compensation package based upon the over-achievement of corporate performance objectives; similarly, in the case of under-achievement of corporate performance objectives, the value of these incentive elements would fall below their target value (with the possibility of total forfeiture of the short-term element and 70% of the long-term element), and total compensation would decrease correspondingly. We assigned greater weight to the long-term incentive compensation element, as compared to the salary and short-term elements, in order to promote decision-making that would deliver top corporate performance, align management to stockholder interests and retain executives. Potential or actual gains or losses from previously granted equity awards were reviewed in connection with determining the 2014 compensation elements and the 2014 aggregate executive compensation package.

Salary, short-term and long-term incentive compensation levels for executive officers (other than the CEO) are recommended by the CEO and are subject to approval by the Compensation Committee. In formulating his recommendation to the Compensation Committee, the CEO undertakes a performance review of these executives and considers input from human resources personnel at the Company, as well as benchmarking data from the compensation consultant and external market data (discussed below).

Salary, short-term and long-term incentive compensation levels for the CEO’s compensation are established by the Compensation Committee within the parameters of Mr. Hall’s employment agreement with the Company. In making its determination with respect to Mr. Hall’s compensation, the Compensation Committee evaluates his performance in conjunction with the Governance Committee and after soliciting additional input from the Chairman of the Board and other directors; considers input from the Committee’s compensation consultant; and reviews benchmarking data pertaining to CEO compensation practices at our proxy peer companies and general trends. See Employment Agreements with Executive Officers – Mr. Hall below for a detailed discussion of Mr. Hall’s agreement.

Effect of Stockholder Advisory Vote, or Say on Pay

2014 Say on Pay Approval = 97.9% of shares voted, and 88.4% of outstanding shares

The Board has resolved to present Say on Pay proposals to stockholders on an annual basis, respecting the sentiment of our stockholders. The Company and the Compensation Committee will consider the voting results on this year’s advisory Say on Pay proposal in future executive compensation planning activities.

Benchmarking and Peer Group

Executive compensation planning for 2014 began mid-year in 2013. Our Compensation Committee commissioned Exequity, an independent compensation consultant, to perform a competitive analysis of our executive compensation practices (the “Executive Compensation Review”). Exequity’s findings were considered by the Compensation Committee and by management in planning our 2014 executive compensation program. The Executive Compensation Review reported comparative 2013 compensation data (from 2013 proxy statements) pertaining to compensation paid to individuals occupying senior executive positions at other companies that operate within our industry and are of comparable size (the “Peer Group”).

The Peer Group for benchmarking purposes comprised 14 publicly - traded high tech companies that resemble Gartner in size (in terms of revenues, market capitalization and number of employees), have a similar business model and with whom Gartner competes for executive talent. Gartner ranked in the 44th percentile for revenues and 30th percentile for market cap, as compared to the Peer Group. The Peer Group companies are as follows:

[table follows]

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Adobe Systems Incorporated	IHS Inc.
Autodesk, Inc.	Intuit Inc.
Cadence Design Systems, Inc.	Moody’s Corporation
Citrix Systems, Inc.	Nuance Communications, Inc.
Compuware Corporation*	PTC Inc.
The Dun & Bradstreet Corporation	salesforce.com, inc
Equifax Inc.	VeriSign, Inc.

Management and the Compensation Committee concluded that the Peer Group, which was established in mid – 2013, was appropriate for 2014 executive compensation planning purposes given size, financial performance, labor market and operating comparability.

*Our Peer Group has been revised since 2013, and now reflects the deletion of Compuware Corporation and the addition of three companies that met our peer group selection criteria as follows:

IGATE Corp.
Informatica Corporation
Synopsys, Inc.

The Executive Compensation Review disclosed the percentile rank, as compared to Peer Group median (50%), for Base Salary, Target Bonus, Long-Term Incentive award, and Total Target Compensation (total cash compensation (base salary and target bonus) plus long-term incentive award) for our CEO and all NEOs as a group. The data was consistent with Gartner’s philosophy to to pay a greater percentage of total compensation in the form of long-term incentive compensation, rather than salary and short-term compensation (bonus). The table below provides Gartner’s percentile rank for the CEO and NEOs as a group relative to the Peer Group for each element of compensation:

Officer	Base Salary	Target Bonus	Long-Term Incentive Award	Target Total Compensation (Base Salary, Target Bonus and Long-Term Incentive Award)
CEO	38%	29%	51%	49%
NEOs	39%	21%	44%	40%

In addition, the Compensation Committee also reviews pay for performance for the CEO and NEOs in relation to the Peer Group to assess past compensation decisions and to ensure alignment with the Company’s performance. The Committee reviewed TSR and change in shareholder value on a 1- and 3-year basis to assess Gartner’s pay for performance alignment. The analysis indicated that Gartner’s NEOs are well within the range that characterizes an ideal pay-for-performance alignment in relation to the Peer Group.

The Compensation Committee reviewed the pay levels being extended to each of our NEOs to the Peer Group data and approved a 7% merit increase for all NEO’s (other than Mr. Hall) and a 4% merit increase for Mr. Hall across all elements of executive compensation in order to remain competitive in the market place and to bring NEO target total compensation closer to the Peer median.

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Executive Compensation Elements Generally

Pay Mix

The following pie charts illustrate the relative mix of target compensation elements for NEOs. Long-term incentive compensation consists of performance-based restricted stock units (PSUs) and stock appreciation rights (SARs), and represents a majority of the compensation we pay to our NEOs – 80% to the CEO, 60% to all other NEOs. We allocate more heavily to long-term incentive compensation because we believe that it contributes to a greater degree to the delivery of top performance and the retention of employees than does cash and short-term compensation.

CEO	ALL OTHER NEOs

Base Salary

We set base salaries of executive officers when they join the Company or are promoted to an executive role, by evaluating the responsibilities of the position, the experience of the individual and the marketplace in which we compete for the executive talent we need. In addition, where possible, we consider salary information for comparable positions for members of our Peer Group or other available benchmarking data. In determining whether to award salary merit increases, we consider published projected U.S. salary increase data for the technology industry and general market, as well as available world-wide salary increase data. Mr. Hall’s salary increase is established each year by the Compensation Committee, in accordance with the terms of Mr. Hall’s employment agreement and after completion of Mr. Hall’s performance evaluation for the preceding year.

Short-Term Incentive Compensation (Cash Bonuses)

All bonuses to executive officers are awarded pursuant to Gartner’s stockholder - approved Executive Performance Bonus Plan. This plan is designed to motivate executive officers to achieve goals relating to the performance of Gartner, its subsidiaries or business units, or other objectively determinable goals, and to reward them when those objectives are satisfied. We believe that the relationship between proven performance and the amount of short-term incentive compensation paid promotes, among executives, decision-making that increases stockholder value and promotes Gartner’s success. Bonuses awarded under this plan to eligible employees are designed to qualify as deductible performance-based compensation within the meaning of Code Section 162(m).

In 2014, bonus targets for all executive officers, including Mr. Hall, were based solely upon achievement of 2014 company-wide financial performance objectives (with no individual performance component). The financial objectives and weightings used for 2014 executive officer bonuses were:

•	2014 Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), which measures overall profitability from business operations (weighted 50%), and

•	Contract Value (CV) at December 31, 2014, which measures the long – term prospects of our business (weighted 50%) measured on a foreign exchange neutral basis.

As noted earlier, management and our Compensation Committee continue to believe that EBITDA and CV are the most significant measurements of profitability and long - term business growth for our Company, respectively. They have been successfully used for several years as performance metrics applicable to short - term incentive compensation that drive business performance and that motivate executive officers to achieve outstanding performance.

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For 2014, each executive officer was assigned a bonus target that was expressed as a percentage of salary and varied from 50% to 100% of salary depending upon the executive’s level of responsibility. Salaries and bonuses were each increased by the amount of the merit increase. With respect to our NEOs, 2014 bonus targets, as a percentage of base salary, were 100% for Mr. Hall and 60% for each of Messrs. Lafond, Schwartz, Waern, Dawkins and Safian. The maximum payout for 2014 bonus was 200% of target if the maximum level of EBITDA and CV were achieved.

The chart below describes the performance metrics applicable to our 2014 short – term incentive compensation element:

2014 Performance Objective/ Weight	Target (100%)	Target Growth YOY	< Minimum (0%)	=/> Maximum (200%)	Actual (measured at 12/31/14)	Payout (% of Target)	Actual Growth YOY
2014 EBITDA/50%	$380 million	10%	$311 million	$410 million	$386 million	148.8%	12%
12/31/14 Contract Value/50%	$1,556 million	11%	$1,262 million	$1,626 million	$1,603 million	172.6%	14.3%

In 2014, the Company exceeded both the EBITDA and CV target performance objectives. Since each objective was weighted 50%, based on these results, the Compensation Committee determined that earned cash bonuses for executive officers were 148.8% of target bonus amounts as set forth above. These bonuses were paid in February 2015 (except for Mr. Lafond’s bonus which was forfeited). See Summary Compensation Table – Non-Equity Incentive Plan Compensation for the amount of cash bonuses earned by our Named Executive Officers in 2014. While the Compensation Committee has discretion to eliminate or reduce a bonus award, it did not take any such action in 2014.

Long - Term Incentive Compensation (Equity Awards)

Promoting stock ownership is a key element of our compensation program philosophy. Stock-based incentive compensation awards – especially when they are assigned a combination of performance and time-based vesting criteria – induce enhanced performance, promote retention of executive officers and align executives’ personal rewards with long-term stock price appreciation, thereby integrating management and stockholder interests. W e have evaluated different types of long-term incentives based on their motivational value, cost to the Company and appropriate share utilization under our stockholder-approved 2003 Long - Term Incentive Plan (“2003 Plan”) and have determined that stock-settled stock appreciation rights (“SARs”) and performance-based restricted stock units (“PSUs”) create the right balance of motivation, retention, alignment with stockholders and share utilization.

At the 2014 Annual Meeting, our stockholders approved our new 2014 Long - Term Incentive Plan (the “2014 Plan”). The terms of the new plan are substantially the same as the terms of the 2003 Plan; accordingly, for purposes of this CD&A we will refer to the 2003 Plan and the 2014 Plan collectively as the “Plan” unless the context otherwise requires. All 2014 equity awards were made under the 2003 Plan since the grant cycle date for those awards was prior to the date of the 2014 Annual Meeting at which the 2014 Plan was approved.

SARs permit executives to benefit from an increase in stock price over time. SAR value can be realized only after the SAR vests. Our SARs are stock-settled and may be exercised seven years from grant. When the SAR is exercised, the executive receives shares of our Common Stock equal in value to the aggregate appreciation in the price of our Common Stock from the date of grant to the exercise date for all SARs exercised. Therefore, SARs only have value to the extent the price of our Common Stock exceeds the grant price of the SAR. In this way, SARs motivate our executives to increase stockholder value and thus align their interests with those of our stockholders.

PSUs offer executives the opportunity to receive our Common Stock contingent on the achievement of performance goals and continued service over the vesting period. PSU recipients are eligible to earn a target fixed number of restricted stock units if and to the extent stipulated one-year performance goals are achieved. They can earn more units if the Company over-performs (up to 200% of their target number of units), and they will earn fewer units (and potentially none) if the Company under-performs. Shares of Common Stock subject to earned PSU awards are released to the executive on the date they vest. Released shares have value even if our Common Stock price does not increase, which is not the case with SARs. Accordingly, PSUs encourage executives to increase stockholder value while promoting executive retention over the long-term.

Consistent with weightings in prior years, 30% of each executive’s long-term incentive compensation award value was granted in SARs and 70% was granted in PSUs. PSUs deliver value utilizing fewer shares since the executive can earn the full share rather than just the appreciation in value over the grant price (as is the case with SARs). Additionally, the cost efficiency of PSUs enhances the Company’s ability to conservatively utilize the Plan share pool, which is why we convey a larger portion of the 2014 overall long-term incentive compensation value in PSUs rather than in SARs. For purposes of determining the number of SARs awarded, the allocated SAR award value is divided by the Black-Scholes-Merton valuation on the date of grant using assumptions

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appropriate on that date. For purposes of determining the target number of PSUs awarded, the allocated target PSU award value is divided by the closing price of our Common Stock on the date of grant as reported by the New York Stock Exchange.

Both SARs and PSUs vest 25% per year commencing one (1) year from grant and on each anniversary thereof, subject to continued service on the vesting date. We believe that this vesting schedule effectively focuses our executives on delivering long-term value growth for our stockholders and drives retention.

Consistent with other elements of 2014 executive compensation, the 2014 target award grant date value (PSUs and SARs) to all executive officers was increased by 7% as compared to 2013 target award grant date value (4% for Mr. Hall). The maximum payout for 2014 PSUs was 200% of target if the maximum level of CV was achieved.

The Compensation Committee approved CV at December 31, 2014 as the performance measure underlying PSUs awarded in 2014. As noted earlier, we continue to believe that CV is the best performance metric to measure the long – term prospects of our business. Because of the long-term focus inherent in the CV measure, CV growth is measured over a one year period for purposes of the PSU award, which is predictive of future revenue. The award has a four year time vesting component.

The chart below describes the performance metrics applicable to the PSU portion of our 2014 long – term incentive compensation element:

2014 Performance Objective/Weight	Target (100%)	Target Growth YOY	<Minimum (0%)	Maximum (200%)	Actual (measured at 12/31/14)	Payout (% of Target)	Actual Growth YOY
Contract Value/100%	$1,556 million	11%	$1,262 million	$1,626 million	$1,603 million	172.6%	14.3%

As noted above, in 2014 actual CV was $1,603 million, exceeding the target amount. Based on this, the Compensation Committee determined that 172.6% of the target number of PSUs awarded would be awarded. The PSUs were adjusted by this factor in February 2015 after certification of the achievement of this performance measure by the Compensation Committee, and 25% of the adjusted awards vested on the first anniversary of the grant date (except in the case of Mr. Lafond). See Grants of Plan-Based Awards Table – Possible Payouts Under Equity Incentive Plan Awards and accompanying footnotes below for the actual number of SARs and PSUs awarded to our Named Executive Officers in 2014.

No performance objectives for any PSU intended to qualify under Code Section 162(m) (i.e., awards to executive officers) may be modified by the Committee. While the Committee does have discretion to modify other aspects of the awards (subject to the terms of the Plan), no modifications were made in 2014.

Additional Compensation Elements

We maintain a non-qualified deferred compensation plan for our highly compensated employees, including our executive officers, to assist eligible participants with retirement and tax planning by allowing them to defer compensation in excess of amounts permitted to be deferred under our 401(k) plan. This plan allows eligible participants to defer up to 50% of base salary and/or 100% of bonus to a future period. In addition, as a further inducement to participation in this plan, the Company presently matches contributions by executive officers, subject to certain limits. For more information concerning this plan, see Non-Qualified Deferred Compensation Table and accompanying narrative and footnotes below.

In order to further achieve our objective of providing a competitive compensation package with great retention value, we provide various other benefits to our executive officers that we believe are typically available to, and expected by, persons in senior business roles. Our basic executive perquisites program includes 35 days paid time off (PTO) annually, severance and change in control benefits (discussed below) and relocation services where necessary due to a promotion. Mr. Hall’s perquisites, severance and change in control benefits are governed by his employment agreement with the Company, which is discussed in detail below under Employment Agreements With Executive Officers – Mr. Hall. For more information concerning perquisites, see Other Compensation Table and accompanying footnotes below.

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OTHER COMPENSATION POLICIES AND INFORMATION

Executive Stock Ownership and Holding Period Guidelines

In order to align management and stockholder interests, the Company has adopted stock ownership guidelines for our executive officers as follows: the CEO is required to hold shares of Common Stock with a value at least equal to six (6) times his base salary, and all other executive officers are required to hold shares of Common Stock with a value at least equal to three (3) times their base salary. The officers have five (5) years from appointment to accumulate this value. For purposes of computing the required holdings, officers may count shares directly held, as well as vested and unvested restricted stock units and PSUs, but not options or SARs. At December 31, 2014, our CEO and all other executive officers were well within compliance with these guidelines.

In 2015, the Company modified its stock ownership guidelines for our executive officers to include a holding period requirement. If an executive officer of the Company is not in compliance with the stock ownership guidelines, the executive is required to maintain ownership of at least 50% of the net after-tax shares of common stock acquired from the Company pursuant to any equity-based awards – PSUs and SARs - received from the Company, until such individual’s stock ownership requirement is met.

Clawback Policy

The Company has adopted a clawback policy which provides that the Board of Directors (or a committee thereof) may seek recoupment to the Company from a current or former executive officer of the Company who engages in fraud, omission or intentional misconduct that results in a required restatement of any financial reporting under the securities or other laws, and that the cash-based or equity-based incentive compensation paid to the officer exceeds the amount that should have been paid based upon the corrected accounting restatement, resulting in an excess payment. Recoupment includes the reimbursement of any cash- based incentive compensation (bonuses) paid to the Executive, cancellation of vested and unvested performance-based restricted stock units, stock options and stock appreciation rights, and reimbursement of any gains realized on the sale of released stock unit awards and the exercise of stock options or stock appreciation rights and subsequent sale of underlying shares

Pursuant to the Dodd-Frank Act, the SEC has been directed to issue rules applicable to the national securities exchanges (including the NYSE on which our Common Stock is listed for trading) prohibiting the listing of any security of an issuer that does not provide for the recovery of erroneously awarded incentive-based compensation where there has been an accounting restatement. Upon adoption of the SEC rules, we will determine whether an amendment to our policy is necessary.

Hedging and Pledging Policies

The Company’s Insider Trading Policy prohibits all executive officers and directors from engaging in any short selling, hedging and/or pledging transactions with respect to Company securities.

Accounting and Tax Impact

In setting compensation, the Compensation Committee and management consider the potential impact of Code Section 162(m), which precludes a public corporation from deducting on its corporate income tax return individual compensation in excess of $1 million for its chief executive officer or any of its three other highest-paid officers (other than the chief financial officer). Section 162(m) also provides for certain exemptions to this limitation, specifically compensation that is performance-based (within the meaning of Section 162(m)) and issued under a stockholder-approved plan. Our 2014 short-term incentive (bonus) awards were performance-based and were made pursuant to our stockholder-approved Executive Performance Bonus Plan and, therefore, are deductible under Section 162(m). The PSU component of the 2014 long–term incentive award was performance-based and issued under the 2003 Plan, which has been approved by stockholders and, therefore, is deductible under Section 162(m). (Mr. Safian’s bonus and equity awards were not performance –based). Although the Compensation Committee endeavors to maximize deductibility of compensation under Section 162(m), it maintains the discretion in establishing compensation elements to approve compensation that may not be deductible under Section 162(m), if the Committee believes the compensation element to be necessary or appropriate under the circumstances.

Grant of Equity Awards

The Board of Directors has a formal policy with respect to the grant of equity awards under our equity plans. Under our newly adopted (and shareholder approved) 2014 Long Term Incentive Plan, equity awards may include stock options, stock appreciation rights (SARs), restricted stock awards (RSAs), restricted stock units (RSUs) and performance-based restricted stock units (PSUs). The Committee may not delegate its authority with respect to Section 16 persons, nor in any other way which would jeopardize the

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plan’s qualification under Code Section 162(m) or Exchange Act Rule 16b-3. Accordingly, our policy specifies that all awards to our Section 16 executive officers must be approved by the Compensation Committee on or prior to the award grant date, and that all such awards will be made and priced on the date of Compensation Committee approval, except in the case of new hires, which is discussed below.

Our equity plan prohibits the repricing of stock options and the surrender of any outstanding option to the Company as consideration for the grant of a new option with a lower exercise price without stockholder approval. It also prohibits the granting of options with an exercise price less than the fair market value of the Company’s common stock on the date of grant, and a cash buyout of out-of-the- money options or SARs without stockholder approval.

Consistent with the equity plan, the Compensation Committee annually approves a delegation of authority to the CEO to make equity awards under our equity Plan to Gartner employees (other than Section 16 persons) on account of new hires, retention or promotion without the approval of the Compensation Committee. In 2014, the delegation of authority specified a maximum grant date award value of $500,000 per individual, and a maximum aggregate grant date award value of $2,000,000 for the calendar year. For purposes of this computation, in the case of RSAs, RSUs and PSUs, value is calculated based upon the fair market value (defined as the closing price on the date of grant as reported by the New York Stock Exchange) of a share of our Common Stock, multiplied by the number of RSAs, RSUs or PSUs awarded. In the case of options and SARs, the grant date value of the award will be the Black-Scholes-Merton calculation of the value of the award using assumptions appropriate on the award date. Any awards made under the CEO-delegated authority are reported to the Compensation Committee at the next regularly scheduled committee meeting.

As discussed above, the structure and value of annual long-term incentive awards comprising the long-term incentive compensation element of our compensation package to executive officers are established and approved by the Compensation Committee in the first quarter of each year. The specific terms of the awards (number of PSUs and SARs and related performance criteria) are determined, and the awards are approved and made, on the same date and after the release of the Company’s prior year financial results.

It is the Company’s policy not to make equity awards to executive officers prior to the release of material non-public information. The 2014 incentive awards to executive officers were approved by the Compensation Committee and made on February 10, 2014, after release of our 2013 financial results. Generally speaking, awards for newly hired executives that are given as an inducement to joining the Company are made on the 15th or 30th day of the month first following the executive’s start date (and after approval by the Compensation Committee), and retention and promotion awards are made on the 15th or 30th day of the month first following the date of Compensation Committee approval; however, we may delay making these awards pending the release of material non-public information.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of Gartner, Inc. has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and the Company’s proxy statement for the 2015 Annual Meeting of Stockholders.

Compensation Committee of the Board of Directors

Anne Sutherland Fuchs

Michael J. Bingle

Raul E. Cesan

April 14, 2015

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COMPENSATION TABLES AND NARRATIVE DISCLOSURES

All compensation data contained in this Proxy Statement is stated in U.S. Dollars.

Summary Compensation Table

This table describes compensation earned by our CEO, CFOs and next three most highly compensated executive officers (collectively, the “Named Executive Officers” or “NEOs”) in the years indicated. As noted above, Mr. Lafond served as CFO until June 3, 2014, and Mr. Safian served as CFO from and after that date. As you can see from the table and consistent with our compensation philosophy discussed above, long - term incentive compensation in the form of equity awards comprises a significant portion of total compensation.

Name and Principal Position	Year	Base Salary (1)	Stock Awards (2)	Option Awards (2)	Non-Equity Incentive Plan Compensation (1), (3)	All Other Compensation (4)	Total
Eugene A. Hall, Chief Executive Officer (PEO) (5)	2014	847,831	4,721,176	2,023,365	1,273,821	115,034	8,981,227
	2013	817,143	4,539,621	1,945,545	841,246	104,747	8,248,302
	2012	793,343	4,407,398	1,888,886	794,367	114,209	7,998,203
Christopher J. Lafond, EVP & Chief Financial Officer (PFO)(6)	2014	259,194	1,406,437	602,748	-	341,555	2,609,934
	2013	492,666	1,314,427	563,327	307,126	36,053	2,713,599
	2012	464,683	1,228,409	526,464	279,170	37,669	2,536,395
Lewis G. Schwartz, SVP, General Counsel & Corporate Secretary	2014	472,842	702,314	300,999	429,172	51,499	1,956,826
	2013	441,908	656,374	281,306	275,484	43,633	1,698,705
	2012	416,808	613,429	262,901	250,408	46,333	1,589,879
Per Anders Waern, SVP, Gartner Consulting	2014	418,531	702,314	300,999	379,877	41,991	1,843,712
	2013	391,151	656,374	281,306	243,842	38,283	1,610,956
	2012	368,933	613,429	262,901	221,646	36,853	1,503,762
Alwyn Dawkins, SVP, Events	2014	418,531	702,314	300,999	379,877	41,571	1,843,292
Craig W. Safian, SVP & Chief Financial Officer (PFO)	2014	409,869	949,977	-	321,216	11,349	1,692,411

(1)	All NEOs elected to defer a portion of their 2014 salary and/or 2014 bonus under the Company’s Non-Qualified Deferred Compensation Plan. Amounts reported include the 2014 deferred portion, and accordingly does not include amounts, if any, released in 2014 from prior years’ deferrals. See Non-Qualified Deferred Compensation Table below.

(2)	Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for performance restricted stock units, or PSUs (Stock Awards) and stock-settled stock appreciation rights, or SARs (Option Awards) granted to Messrs. Hall, Lafond, Schwartz, Waern and Dawkins, and restricted stock units (Stock Awards) granted to Mr. Safian in 2014. The value reported for the PSUs is based upon the probable outcome of the performance objective as of the grant date, which is consistent with the grant date estimate of the aggregate compensation cost to be recognized over the service period, excluding the effect of forfeitures, for the target grant date award value. The potential maximum value of the PSUs, assuming attainment of the highest level of the performance conditions, is 200% of the target value, and all PSUs, SARs and RSUs are subject to forfeiture. There were no forfeitures in 2014 except with respect Mr. Lafond. See (6) below. See also Note 8 – Stock-Based Compensation in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2014 for additional information.

(3)	Represents performance-based cash bonuses earned at December 31 of the applicable year and paid in the following February), except in the case of Mr. Safian, whose bonus was pro-rated between his pre-promotion bonus (non-performance based) and the full performance bonus he would have earned had he served as CFO for the entire year. See footnote (1) to Grants of Plan-Based Awards Table below for additional information.

(4)	See Other Compensation Table below for additional information.

(5)	Mr. Hall is a party to an employment agreement with the Company. See Employment Agreements With Executive Officers – Mr. Hall below.

(6)	Mr. Lafond’s 2014 bonus, all of his 2014 Stock and Option Awards and the unvested portions of his 2011 (25%), 2012 (50%) and 2013 (75%) Stock and Option Awards were forfeited upon termination of employment. See Termination and Related Payments – Mr. Lafond for additional information.
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Other Compensation Table

This table describes each component of the All Other Compensation column in the Summary Compensation Table.

Name	Year	Company Match Under Defined Contribution Plans (1)	Company Match Under Non-qualified Deferred Compensation Plan (2)	Other (3)	Total
Eugene A. Hall	2014	7,000	60,563	47,471	115,034
	2013	7,000	57,460	40,287	104,747
	2012	9,250	63,387	41,572	114,209
Christopher J. Lafond	2014	7,000	-	334,555	341,555
	2013	7,000	23,873	5,180	36,053
	2012	9,250	25,301	3,118	37,669
Lewis G. Schwartz	2014	7,000	22,933	21,566	51,499
	2013	7,000	20,693	15,940	43,633
	2012	9,250	21,994	15,089	46,333
Per Anders Waern	2014	7,000	19,495	15,496	41,991
	2013	7,000	17,512	13,771	38,283
	2012	9,250	18,687	8,916	36,853
Alwyn Dawkins	2014	7,000	19,495	15,076	41,571
Craig W. Safian	2014	7,000	-	4,349	11,349

(1)	Represents the Company’s 4% matching contribution in all years, as well as a discretionary 1% profit sharing contribution made in 2012 to the Named Executive Officer’s 401(k) account (subject to limitations). The Company did not pay a profit sharing contribution in either 2013 or 2014.

(2)	Represents the Company’s matching contribution to the executive’s contributions to our Non-Qualified Deferred Compensation Plan. See Non-Qualified Deferred Compensation Table below for additional information.

(3)	In addition to specified perquisites and benefits, includes other perquisites and personal benefits provided to the executive, none of which individually exceeded the greater of $25,000 or 10% of the total amount of perquisites and personal benefits for the executive. In 2014, includes a car allowance of $28,769 received by Mr. Hall per the terms of his employment agreement, and $331,243 in severance pay and accrued unused personal time off received by Mr. Lafond in connection with the termination of his employment.

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Grants of Plan-Based Awards Table

This table provides information about awards made to our Named Executive Officers in 2014 pursuant to non-equity incentive plans (our short-term incentive cash bonus program) and equity incentive plans (performance restricted stock units (PSUs), restricted stock units (RSUs) and stock appreciation rights (SARs) awards comprising long-term incentive compensation under our 2003 Plan).

		Possible Payouts Under Non- Equity Incentive Plan Awards (1)			Possible Payouts Under Equity Incentive Plan Awards (2)			Exercise or Base Price of Option Awards ($/Sh) ($)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Thresh- old ($)	Target ($)	Maximum($)	Thresh- old (#)	Target (# )	Maximum (#)
Eugene A. Hall	2/10/14	-	-	-	0	73,038 PSUs	146,076	-	4,721,176
	2/10/14	-	-	-	-	134,981 SARs	-	64.64	2,023,365
	-	0	856,062	1,712,1245	-	-	-	-	-
Christopher J. Lafond (5)	2/10/14	-	-	-	0	21,758 PSUs	43,516	-	1,406,437
	2/10/14	-	-	-	-	40,210 SARs	-	64.64	602,748
	-	0	321,550	643,100	-	-	-	-	-
Lewis G. Schwartz	2/10/14	-	-	-	0	10,865 PSUs	21,730	-	702,314
	2/10/14	-	-	-	-	20,080 SARs	-	64.64	300,999
	-	0	288,422	576,844	-	-	-	-	-
Per Anders Waern	2/10/14	-	-	-	0	10,865 PSUs	21,730	-	702,314
	2/10/14	-	-	-	-	20,080 SARs	-	64.64	300,999
	-	0	255,294	510,588	-	-	-	-	-
Alwyn Dawkins	2/10/14	-	-	-	0	10,865 PSUs	21,730	-	702,314
	2/10/14	-	-	-	-	20,080 SARs	-	64.64	300,999
	-	0	255,294	510,588	-	-	-	-	-
Craig W. Safian	2/10/14	-	-	-	-	6,962 RSUs	-	-	450,023
	6/13/14	-	-	-	-	7,132 RSUs	-	-	499,953
	-	-	255,294	-	-	-	-	-	-

(1)	Except for Mr. Safian, represents cash bonuses that could have been earned in 2014 based solely upon achievement of specified financial performance objectives for 2014 and ranging from 0% (threshold) to 200% (maximum) of target (100%). Bonus targets (expressed as a percentage of base salary) were 100% for Mr. Hall, 60% for each of Messrs. Lafond, Schwartz, Waern, Dawkins and Safian. Performance bonuses earned in 2014 and paid in February 2015 were adjusted to 148.8% of their target bonus as follows: Mr. Hall - $1,273,821; Mr. Schwartz – $429,172; and Messrs. Waern and Dawkins - $379,877 (Mr. Lafond’s bonus was forfeited in connection with the termination of his employment). Mr. Safian’s bonus was pro-rated between his pre-promotion bonus (non-performance based) and the full performance bonus he would have earned had he served as CFO for the entire year, for an actual 2014 earned bonus of $321,216. These amounts are reported under Non-Equity Incentive Plan Compensation in the Summary Compensation Table. See Short-Term Incentive Compensation (Cash Bonuses) in the CD&A for additional information.

(2)	Except for Mr. Safian, represents the number of performance-based Restricted Stock Units (PSUs) and stock-settled Stock Appreciation Rights (SARs) awarded on February 10, 2014 under our 2003 Plan. The target number of PSUs (100%) originally awarded on that date was subject to adjustment ranging from 0% (threshold) to 200% (maximum) based solely upon achievement of an associated financial performance objective, and was adjusted to 172.6% of target in February 2015. The adjusted number of PSUs awarded was: Mr. Hall – 126,063; and Messrs. Schwartz, Waern and Dawkins – 18,752 (Mr. Lafond’s PSUs and SARs were forfeited in connection with the termination of his employment). The number of SARs was fixed on the award date. Mr. Safian, who became CFO in June 2014, received restricted stock units (RSUs) that were not performance-based. The PSUs, SARs and RSUs vest 25% per year commencing one year from grant, subject to continued employment on the vesting date. See Long-Term Incentive Compensation (Equity Awards) in the CD&A for additional information.

(3)	Represents the closing price of our Common Stock on the New York Stock Exchange on the grant date.

(4)	See footnote (2) to the Summary Compensation Table.

(5)	Mr. Lafond’s 2014 awards were forfeited in connection with the termination of his employment.
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Employment Agreements with Executive Officers

Only our Chief Executive Officer, Mr. Hall, is a party to long-term employment agreement with the Company.

Mr. Hall – Employment Agreement

In April 2011, the Company entered into an Amended and Restated Employment Agreement with Mr. Hall pursuant to which Mr. Hall agreed to continue to serve as chief executive officer of the Company and is entitled to be nominated to the board of directors (the “2011 CEO Agreement”).

The 2011 CEO Agreement has a term of five years (expiring December 31, 2016), with automatic one year renewals commencing on the fifth anniversary, and continuing each year thereafter, unless either party provides the other with at least 60 days prior written notice of an intention not to extend the term.

Under the 2011 CEO Agreement, Mr. Hall is entitled to the following annual compensation components:

Component	Description
Base Salary	➢	Subject to adjustment on an annual basis by the Compensation Committee
Target Bonus	➢	Equal to 100% of annual base salary (target), adjusted for achievement of specified Company and individual objectives
	➢	The actual bonus paid may be higher or lower than target based upon over - or under - achievement of objectives, subject to a maximum actual bonus of 200% of base salary
Long – term incentive award	➢	Aggregate annual value on the date of grant at least equal to $7,665,667 minus the sum of base salary and target bonus for the year of grant (the “Annual Incentive Award”)
	➢	The Annual Incentive Award will be 100% unvested on the date of grant, and vesting will depend upon the achievement of performance goals to be determined by the Compensation Committee
	➢	The terms and conditions of each Annual Incentive Award will be determined by the Compensation Committee, and will be divided between restricted stock units (RSUs) and stock appreciation rights (SARs)
	➢	The number of RSUs initially granted each year will be based upon the assumption that specified Company objectives set by the Compensation Committee will be achieved, and may be adjusted so as to be higher or lower than the number initially granted for over- or under-achievement of such specified Company objectives
Other	➢	Car allowance
	➢	All benefits provided to senior executives, executives and employees of the Company generally from time to time, including medical, dental, life insurance and long-term disability
	➢	Entitled to be nominated for election to the Board
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Termination and Related Payments – Mr. Hall

Involuntary or Constructive Termination (no Change in Control)

Mr. Hall’s employment is at will and may be terminated by him or us upon 60 days’ notice. If we terminate Mr. Hall’s employment involuntarily (other than within 24 months following a Change In Control (defined below)) and without Business Reasons (as defined in the 2011 CEO Agreement) or a Constructive Termination (as defined in the 2011 CEO Agreement) occurs, or if the Company elects not to renew the 2011 CEO Agreement upon its expiration and Mr. Hall terminates his employment within 90 days following the expiration of the 2011 CEO Agreement, then Mr. Hall will be entitled to receive the following benefits:

Component		Description
Base Salary	➢	accrued base salary and unused paid time off (“PTO”) through termination
	➢	36 months continued base salary paid pursuant to normal payroll schedule
Bonus	➢	earned but unpaid bonus
	➢	300% of the average of Mr. Hall’s earned annual bonuses for the three years preceding termination, payable in a lump sum
Long – Term Incentive Award	➢	36 months’ continued vesting in accordance with their terms (including achievement of applicable performance objectives) of all outstanding equity awards
	➢	a lump sum payment in cash equal to the value of any ungranted Annual Incentive Awards, multiplied by the percentage of such award that would vest within 36 months following termination (i.e., 75% in the case of a four year vesting period)
Other	➢	reimbursement for up to 36 months’ COBRA premiums for Mr. Hall and his family

Payment of severance amounts is conditioned upon execution of a general release of claims against the Company and compliance with 36 month non-competition and non-solicitation covenants. In certain circumstances, payment will be delayed for six months following termination under Code Section 409A.

Involuntary or Constructive Termination, and Change in Control

Within 24 months of a Change In Control: if Mr. Hall’s employment is terminated involuntarily and without Business Reasons; or a Constructive Termination occurs; or if the Company elects not to renew the 2011 CEO Agreement upon its expiration and Mr. Hall terminates his employment within 90 days following the expiration of the 2011 CEO Agreement (i.e., double trigger), Mr. Hall will be entitled to receive the following benefits:

Component	Description
Base Salary	➢	accrued base salary and unused PTO through termination
	➢	3 times base salary then in effect, payable 6 months following termination
Bonus	➢	any earned but unpaid bonus
	➢	3 times target bonus for fiscal year in which Change In Control occurs, payable 6 months following termination
Long – Term Incentive Award	➢	any ungranted but earned Annual Incentive Awards
	➢	all unvested outstanding equity will vest in full, all performance goals or other vesting criteria will be deemed achieved at target levels and all stock options and SARs will be exercisable as to all covered shares
Other	➢	reimbursement for up to 36 months’ COBRA premiums for Mr. Hall and his family

Immediately upon a Change In Control, all of Mr. Hall’s unvested outstanding equity awards will vest in full, all performance goals or other vesting criteria will be deemed achieved at target levels and all stock options and SARs will be exercisable as to all covered shares. Additionally, any ungranted, but accrued Annual Incentive Awards will be awarded prior to consummation of the Change in Control.

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Should any payments received by Mr. Hall upon a Change In Control constitute a “parachute payment” within the meaning of Code Section 280G, Mr. Hall may elect to receive either the full amount of his Change In Control payments, or such lesser amount as will ensure that no portion of his severance and other benefits will be subject to excise tax under Code Section 4999 of the Code. Additionally, certain payments may be delayed for six months following termination under Code Section 409A.

The 2011 CEO Agreement utilizes the 2003 Plan definition of “Change In Control” which currently provides that a Change In Control will occur when (i) any person becomes the beneficial owner of 50% of our voting securities, (ii) there is a merger or consolidation of Gartner with another company and our outstanding securities represent less than 50% of the voting securities of the combined entity, (iii) there is a completed sale of all or substantially all of our assets and (iv) there is a change in the composition of our Board occurring within a one year period, as a result of which fewer than a majority of the directors on the board remain.

In the 2011 CEO Agreement, Mr. Hall also agrees not to engage in any competitive activities and not to solicit Gartner employees for 36 months following termination of employment.

Termination and Related Payments – Other Executive Officers

 In the event of termination for cause, voluntary resignation or as a result of death, disability or retirement (except where “retirement – eligible,” discussed below), no severance benefits are provided and all unvested equity awards are forfeited. In the event of termination without cause (including in connection with a Change In Control), each of our other executive officers will be entitled to receive the following benefits:

Component	Description
Base Salary	➢	accrued base salary and unused PTO (not to exceed 25 days) through termination
	➢	12 months continued base salary paid pursuant to normal payroll schedule
Long – Term Incentive Awards	➢	If terminated within 12 months of a Change in Control, all unvested outstanding equity will vest in full (upon adjustment if performance adjustment has not occurred on termination), and all stock options and SARs will be exercisable as to all covered shares for 12 months following termination; otherwise unvested awards are forfeited
	➢	If no Change in Control, unvested equity awards are forfeited (except in the case of death, disability and retirement, discussed below)
Other	➢	Reimbursement for up to 12 months’ COBRA premiums for executive and family

In order to receive severance benefits, the executive officers who are terminated are required to execute and comply with a separation agreement and release of claims in which, among other things, the executive reaffirms his or her commitment to confidentiality and non-competition obligations (that bind all employees for one year following termination of employment) and releases the Company from various employment-related claims. In addition, in the case of Named Executive Officers (other than Mr. Hall), severance will not be paid to any executive who refuses to accept an offer of comparable employment from Gartner or who does not cooperate or ceases to cooperate when being considered for a new position with Gartner, in each case as determined by the Company. Finally, under certain circumstances, payments and release of shares may be delayed for six months following termination under Code Section 409A.

Death, Disability and Retirement

For all equity awards made prior to 2015, in the case of termination due to death, disability or retirement, each Named Executive Officer is entitled to immediate vesting of all options, PSUs and SARs that would have vested (assuming continued service) during the 12 months following termination, except for PSUs that will automatically vest if, when and to the extent they vest pursuant to a related performance adjustment within 12 months of termination. Additionally, options and SARs remain exercisable for the earlier of the expiration date or one year from the date of termination. In the event of termination for any other reason, any unexercised options and SARs remain exercisable for the earlier of the expiration date or 90 days from the date of termination (excluding any period during which trading is prohibited under our insider trading policy).

We use standard definitions of retirement and disability. Retirement eligibility is defined in our current equity award agreements as follows: (i) on the date of termination of employment the employee is at least 55 years old and has at least 5 years continued service and (ii) the sum of the employee’s age and years of continued service equals at least 65. At December 31, 2014, only Messrs. Hall and Schwartz qualified for the additional vesting benefit upon retirement. Disability is defined in our current equity award agreements as total and permanent disability.

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Termination and Related Payments - Mr. Lafond

On June 3, 2014, Christopher J. Lafond, Gartner’s former Executive Vice President and Chief Financial Officer, communicated his intention to leave Gartner. Mr. Lafond spent over 19 years at Gartner, serving as Chief Financial Officer for 10 years. At the request of the Company agreed to continue to serve in a transitional capacity through June 30, 2014. As consideration for such transitional services and Mr. Lafond’s agreement to expand the scope and length of certain post-termination employment restrictions as explained below, the Company and Mr. Lafond entered into a Separation Agreement and General Release of Claims (the “Separation Agreement”).

To protect Gartner, the Company requested that Mr. Lafond extend his post – termination obligations to the Company concerning competition and solicitation of clients beyond the standard one year term for an additional three years (for a total of four years post – termination, or until June 30, 2018). In exchange for this significant extension and a general release of claims, in the Separation Agreement the Company agreed to pay to Mr. Lafond his current base salary for a period of twelve months ending May 31, 2015 and a lump sum payment of $3.4 million less applicable taxes in May 2015.

In the Separation Agreement, Mr. Lafond agreed to refrain from, among other activities: (a) developing, marketing or selling, or assisting others to develop, market or sell, research and/or advisory services in the areas of information technology, supply chain management, and/or digital marketing (the “Services”), or (b) soliciting, directly or indirectly, Gartner’s clients or known prospects for the purposes of developing or selling the Services (whether as a consultant, analyst, sales person, independent contractor, agent, partner, member, employee or otherwise), through June 30, 2018.

Finally, consistent with the Company’s standard policy, upon termination of employment Mr. Lafond’s 2014 bonus, all of his 2014 Stock and Option Awards and the unvested portions of his 2011 (25%), 2012 (50%) and 2013 (75%) Stock and Option Awards were forfeited.

Potential Payments Upon Termination or Change in Control

Employment Agreements With Executive Officers above contains a detailed discussion of the payments and other benefits to which our CEO and other Named Executive Officers are entitled in the event of termination of employment or upon a Change In Control, and the amounts payable assuming termination under various circumstances at December 31, 2014 are set forth below. In this event, each Named Executive Officer would also be entitled to receive accrued personal time off (PTO) and the balance in his or her deferred compensation plan account.

Mr. Hall, CEO

The table below quantifies (in dollars) amounts that would be payable by the Company, and the value of shares of Common Stock that would be released, to Mr. Hall had his employment been terminated on December 31, 2014 (the “Termination Date”) as a result of (i) involuntary termination without cause and/or constructive termination; (ii) death, disability or retirement; or (iii) a Change In Control. See Outstanding Equity Awards At Fiscal Year End Table below for a list of Mr. Hall’s unvested equity awards at the end of 2014.

Involuntary termination (severance benefits) (1)	Involuntary termination (continued vesting of equity awards) (2)	Total Involuntary termination (1), (2)	Death, disability or retirement (acceleration of unvested equity awards) (3)	Change in Control (severance benefits) (4)	Change in Control (acceleration of unvested equity awards) (5)	Total Change in Control (4), (5)
6,513,855	33,366,519	39,880,290	15,680,221	6,489,976	32,215,563	38,705,539

(1)	Represents the sum of (w) three times base salary in effect at Termination Date; (x) 300% of the average actual bonus paid for the prior three years (2011, 2012 and 2013); (y) unpaid 2014 bonus; and (z) the amount of health insurance premiums for Mr. Hall, his spouse and immediate family for 36 months (at rate in effect on the Termination Date).

(2)	Represents (x) the fair market value using the closing price of our Common Stock on December 31, 2014, or $84.21 (the “Year End Price”) of unvested PSUs that would have vested within 36 months following the Termination Date, plus (y) the spread between the Year End Price and the exercise price for all in-the-money SARs that would have vested within 36 months following the Termination Date, multiplied by the number of such SARs.
32

(3)	Represents (x) the fair market value using the Year End Price of unvested PSUs that would have vested within 12 months following the Termination Date, plus (y) the spread between the Year End Price and the exercise price for all in-the-money SARs that would have vested within 12 months following the Termination Date, multiplied by the number of such SARs. Mr. Hall was retirement eligible at December 31, 2014.

(4)	Represents the sum of (w) three times base salary in effect at Termination Date, (x) three times 2014 target bonus, (y) unpaid 2014 bonus, and (z) the amount of health insurance premiums for Mr. Hall, his spouse and immediate family for 36 months (at premiums in effect on the Termination Date).

(5)	Represents (x) the fair market value using the Year End Price of all unvested PSUs on the Termination Date (at target in the case of unadjusted 2014 PSUs), plus (y) the spread between the Year End Price and the exercise price of all in-the-money unvested SARs on the Termination Date, multiplied by the number of such SARs.

Other Named Executive Officers

The table below quantifies (in dollars) amounts that would be payable by the Company, and the value of shares of Common Stock that would be released, to our Named Executive Officers (other than Mr. Hall) who were employed on December 31, 2014, had their employment been terminated on December 31, 2014 (the “Termination Date”) as a result of (i) involuntary termination without cause and/or constructive termination; (ii) death, disability or retirement; or (iii) a Change In Control. See Outstanding Equity Awards At Fiscal Year End Table below for a list of unvested equity awards held by each Named Executive Officer at the end of 2014.

Named Executive Officer	Involuntary termination (severance benefits) (1)	Acceleration of unvested equity awards (death, disability or retirement) (2)	Acceleration of unvested equity awards (Change In Control) (3)	Total Change In Control (1), (3)
Lewis G. Schwartz	493,372	2,232,462	5,287,306	5,780,678
Per Anders Waern	444,492	2,232,462	5,287,306	5,731,798
Alwyn Dawkins	444,492	2,232,462	5,287,306	5,731,798
Craig W. Safian	444,492	855,658	2,281,838	2,726,330

(1)	Represents 12 months’ base salary in effect on the Termination Date plus the amount of health insurance premiums for the executive, his spouse and immediate family for 12 months (at premiums in effect on the Termination Date) payable in accordance with normal payroll practices. Since the executive must be employed on the bonus payment date (February 2015) in order to receive earned but unpaid 2014 bonus, in the event of termination on December 31, 2014, 2014 bonus would have been forfeited and, therefore, is excluded. See Non-Equity Incentive Plan Compensation in the Summary Compensation Table above for these bonus amounts.

(2)	Represents (x) the fair market value using the closing price of our Common Stock on December 31, 2014, or $84.21 (the “Year End Price”) of unvested PSUs that would have vested within 12 months following the Termination Date, plus (y) the spread between the Year End Price and the exercise price of all in-the-money SARs that would have vested within 12 months following the Termination Date, multiplied by the number of such SARs.

(3)	Represents (x) the fair market value using the Year End Price of all unvested PSUs on the Termination Date (at target in the case of unadjusted 2014 PSUs), plus (y) the spread between the Year End Price and the exercise price of all in-the-money unvested SARs on the Termination Date, multiplied by the number of such SARs.
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Outstanding Equity Awards at Fiscal Year-End Table

This table provides information on each option (including stock appreciation rights or SARs) and stock (including restricted stock units (RSUs) and performance restricted stock units (PSUs) award held by each Named Executive Officer at December 31, 2014. Mr. Lafond’s unvested PSUs and SARs were forfeited in connection with the termination of his employment. All performance criteria associated with these awards (except for the 2014 PSU award (see footnote 4)) were fully satisfied as of December 31, 2014, and the award is fixed. The market value of the stock awards is based on the closing price of our Common Stock on the New York Stock Exchange on December 31, 2014, which was $84.21. Upon exercise of, or release of restrictions on, these awards, the number of shares ultimately issued to each executive will be reduced by the number of shares withheld by Gartner for tax withholding purposes and/or as payment of exercise price in the case of options and SARs.

Named Executive Officer	Option Awards				Stock Awards
	Number of Securities Underlying Unexer- cised Options Exercis- able (#)	Number of Securities Underlying Unexercised Options Unexercis- able (#)	Option Exercise Price ($)	Option Expira- tion Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
Eugene A. Hall
(1), (5)	101,268	33,756	38.05	2/22/18	37,476	3,155,854	-	-
(2), (5)	72,707	72,706	37.81	2/09/19	60,789	5,119,041	-	-
(3), (5)	32,688	98,061	49.37	2/12/20	80,755	6,800,378	-	-
(4), (5)	-	134,981	64.64	2/10/21	-	-	73,038	6,150,530
Lewis G. Schwartz
	14,993	-	22.06	2/11/17	-	-	-	-
(1), (5)	14,096	4,698	38.05	2/22/18	5,216	439,239	-	-
(2), (5)	10,120	10,119	37.81	2/09/19	8,460	712,416	-	-
(3), (5)	4,727	14,178	49.37	2/12/20	11,676	983,236	-	-
(4), (5)	-	20,080	64.64	2/10/21	-	-	10,865	914,942
Per Anders Waern
(1), (5)	-	4,698	38.05	2/22/18	5,216	439,239	-	-
(2), (5)	-	10,119	37.81	2/09/19	8,460	712,416	-	-
(3), (5)	-	14,178	49.37	2/12/20	11,676	983,236	-	-
(4), (5)	-	20,080	64.64	2/10/21	-	-	10,865	914,942
Alwyn Dawkins
	12,129	-	11.11	2/11/16	-	-	-	-
	14,974	-	22.06	2/11/17	-	-	-	-
(1), (5)	9,519	4,698	38.05	2/22/18	5,216	439,239	-	-
(2), (5)	10,120	10,119	37.81	2/09/19	8,460	712,416	-	-
(3), (5)	4,727	14,178	49.37	2/12/20	11,676	983,236	-	-
(4), (5)	-	20,080	64.64	2/10/21	-	-	10,865	914,942
Craig W. Safian
(1)	-	-	-	-	2,299	193,598	-	-
(2)	-	-	-	-	4,628	389,724	-	-
(3)	-	-	-	-	6,076	511,700	-	-
(6)	-	-	-	-	6,962	586,270	-	-
(6)	-	-	-	-	7,132	600,585	-	-

(1)	Vest 25% per year commencing 2/22/12.

(2)	Vest 25% per year commencing 2/09/13.
34

(3)	Vest 25% per year commencing 2/12/14.

(4)	Vest 25% per year commencing 2/10/15. The market value of the Stock Award is presented at target (100%), the amount ultimately awarded could range from 0% to 200% of the target award and the maximum payout value is 200% of target. After certification of the applicable performance metric in February 2015, the amount actually awarded on account of Stock Awards was adjusted to 172.6% of target. The actual number of PSUs awarded is reported in footnote (2) to the Grants of Plan – Based Awards table.

(5)	The amounts shown under Option Awards represent SARs that will be stock-settled upon exercise; accordingly, the number of shares ultimately received upon exercise will be less than the number of SARs held by the executive and reported in this table.

(6)	The 6,962 shares vest 25% per year commencing 2/10/15 and the 7,132 shares vest 25% per year commencing 6/13/15.

Option Exercises and Stock Vested Table

This table provides information for the Named Executive Officers for the aggregate number of SARs that were exercised, and stock awards that vested and released, during 2014 on an aggregate basis, and does not reflect shares withheld by the Company for exercise price or withholding taxes.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#) (2)	Value Realized on Vesting ($)(3)
Eugene A. Hall	215,174	11,128,799	176,570	11,611,155
Christopher J. Lafond	117,930	5,036,165	49,505	3,255,567
Lewis G. Schwartz	-	-	24,721	1,625,711
Per Anders Waern	21,972	746,576	24,721	1,625,711
Alwyn Dawkins	-	-	24,721	1,625,711
Craig W. Safian	-	-	10,605	697,748

(1)	Represents the spread between (i) the market price of our Common Stock at exercise and (ii) the exercise price for all SARs exercised during the year, multiplied by the number of SARs exercised.

(2)	Represents PSUs awarded in prior years as long-term incentive compensation that released in 2014.

(3)	Represents the number of shares that released multiplied by the market price of our Common Stock on the release date.

Non-Qualified Deferred Compensation Table

The Company maintains a Non-Qualified Deferred Compensation Plan for certain officers and key personnel whose aggregate compensation in 2014 was expected to exceed $325,000. This plan currently allows qualified U.S.-based employees to defer up to 50% of annual salary and/or up to 100% of annual bonus earned in a fiscal year. In addition, in 2014 the Company made a contribution to the account of each Named Executive Officer who deferred compensation equal to the amount of such executive’s contribution (not to exceed 4% of base salary and bonus), less $7,000. Deferred amounts are deemed invested in several independently-managed investment portfolios selected by the participant for purposes of determining the amount of earnings to be credited by the Company to that participant’s account. The Company may, but need not, acquire investments corresponding to the participants’ designations.

Upon termination of employment for any reason, all account balances will be distributed to the participant in a lump sum, except that a participant whose account balance is in excess of $25,000 may defer distributions for an additional year, or elect to receive the balance in 20, 40 or 60 quarterly installments. In the event of an unforeseen emergency (which includes a sudden and unexpected illness or accident of the participant or a dependent, a loss of the participant’s property due to casualty or other extraordinary and unforeseeable circumstance beyond the participant’s control), the participant may request early payment of his or her account balance, subject to approval.

The following table provides information (in dollars) concerning contributions to the Deferred Compensation Plan in 2014 by the participating Named Executive Officers, the Company’s matching contributions, 2014 earnings, aggregate withdrawals and distributions and account balances at year end.

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Name	Executive Contributions in 2014 (1)	Company Contributions in 2014 (2)	Aggregate Earnings (loss) in 2014	Aggregate Withdrawals/ Distributions in 2014	Aggregate Balance at 12/31/14
Eugene A. Hall	67,563	60,563	31,318	192,321	633,408
Christopher J. Lafond	22,653	-	12	62,800	121,306
Lewis G. Schwartz	29,933	22,933	19,972	-	546,594
Per Anders Waern	26,495	19,495	18,597	-	321,393
Alwyn Dawkins	90,621	19,495	53,446	-	702,930
Craig W. Safian	-	-	-	-	-

(1)	Executive Contributions are included in the “Base Salary” and/or “Non-Equity Incentive Plan Compensation” columns in the Summary Compensation Table for the NEOs.

(2)	Company Contributions are included in the “All Other Compensation” column of the Summary Compensation Table, and in the “Company Match Under Non-qualified Deferred Compensation Plan” column of the Other Compensation Table for the NEOs.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2014 regarding the number of shares of our Common Stock that may be issued upon exercise of outstanding options, stock appreciation rights and other rights (including restricted stock, restricted stock units and common stock equivalents) awarded under our equity compensation plans (and, where applicable, related weighted-average exercise price information), as well as shares available for future issuance under our equity compensation plans. All equity plans with outstanding awards or available shares have been approved by our stockholders.

	Column A	Column B	Column C
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights	Weighted Average Exercise Price of Outstanding Options and Rights ($)	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (excluding shares in Column A)
2003 Long - Term Incentive Plan (1)	2,941,279	33.36	-
2014 Long – Term Incentive Plan (2)	33,462	-	7,960,282
2011 Employee Stock Purchase Plan	-	-	1,102,559
Total	3,078,945	-	9,062,841

(1)	Award shares withheld for taxes, surrendered to pay exercise price or cancelled will be retired; all future awards will be made under the 2014 Plan.

(2)	Award shares withheld for taxes, surrendered to pay exercise price or cancelled are returned to the available share pool. As of December 31, 2014, no options or SARs were issued under the 2014 Plan.

Since December 31, 2014 to April 1, 2015: 559,941 restricted stock units (including PSUs) and 330,497 SARs were awarded to our executive officers and associates under the 2014 Plan, which were issued primarily in connection with the 2015 annual equity award; 1,900 CSEs were issued to our directors for directors fees; and 268,151 shares withheld for taxes, surrendered to pay exercise price or cancelled awards made under the 2003 Plan were retired.

As of April 1, 2015: there were no options and an aggregate of 1,727,027 SARs outstanding under the 2003 Plan and the 2014 Plan, with a weighted average exercise price of $51.0496 and an average remaining term of 4.64 years; an aggregate of 1,377,250 full value shares granted and unvested under the 2003 Plan and 2014 Plan; 0 shares available for future grant under the 2003 Plan; and 7,067,944 shares available for future grant under the 2014 Plan.

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PROPOSAL TWO:

ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Act) and the related rules of the SEC, we are including in this Proxy Statement a separate resolution subject to stockholder vote to approve the compensation of our Named Executive Officers. The stockholder vote on this resolution is advisory only. However, the Compensation Committee and the Board will consider the voting results when making future executive compensation decisions.

The text of the resolution in respect of Proposal No. 2 is as follows:

Resolved, that the compensation of Gartner’s Named Executive Officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.

In considering your vote, stockholders may wish to review with care the information on Gartner’s compensation policies and decisions regarding the Named Executive Officers presented in the CD&A on pages 14- 25, including, in particular, the information concerning Company performance included in the Executive Summary on pages 14 - 16 and highlights of our Compensation Practices on pages 16 - 17.

In particular, stockholders should note that the Compensation Committee bases its executive compensation decisions on the following:

➢	the need to attract, motivate and retain highly talented, creative and entrepreneurial individuals in a highly competitive industry and market place;
➢	the need to motivate our executives to maximize the performance of our Company through pay-for-performance compensation components which have led executives to deliver outstanding performance for the past several years;
➢	comparability to the practices of peers in our industry and other comparable companies generally based upon available benchmarking data; and
➢	the alignment of our executive compensation programs with stockholder value through heavily weighted performance- based compensation elements.

As noted in the Executive Summary on commencing on page 14, 2014 was another year of record achievement for Gartner, largely as a result of the achievements, focus and skill of our executive leadership team. We achieved Contract Value, Revenue, EBITDA and GAAP EPS growth of 13%, 13%, 12% and 5%, respectively. Additionally, our Common Stock returned compound annual growth rates of 19%, 34% and 36% on a 1, 3 and 5 year basis, significantly out-performing the S&P 500 and NASDAQ indices and our peer group for the corresponding periods.

Additionally, as noted above, to further enhance our compensation policies, earlier this year our Board adopted a clawback policy which permits the Board to seek recoupment of unearned incentive compensation from an executive officer who engages in misconduct that results in a restatement of financial results.

The Board believes that Gartner’s executive compensation program has a proven record of effectively driving superior levels of financial performance, stockholder value, alignment of pay with performance, high ethical standards and attraction and retention of highly talented executives.

RECOMMENDATION OF OUR BOARD

Our Board unanimously recommends that you vote FOR the foregoing resolution to approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Based on our review of information on file with the SEC and our stock records, the following table provides certain information about beneficial ownership of shares of our Common Stock as of April 1, 2015 (including shares that will release (RSUs) or become exercisable (SARs) within 60 days following April 1, 2015) held by: (i) each person (or group of affiliated persons) which is known by us to own beneficially more than five percent (5%) of our Common Stock; (ii) each of our directors; (iii) each Named Executive Officer who was employed on that date; and (iv) all directors, Named Executive Officers (who are employed on this date) and other current executive officers as a group. Unless otherwise indicated, the address for those listed below is c/o Gartner, Inc., 56 Top Gallant Road, Stamford, CT 06904. The amounts shown do not include CSEs that release upon termination of service as a director, or deferred RSUs that will not release within 60 days. Since all stock appreciation rights (SARs) are stock-settled (i.e., shares are withheld for the payment of exercise price and taxes), the number of shares ultimately issued upon settlement will be less than the number of SARS that were settled. Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table directly own, and have sole voting and investment power with respect to, all shares of Common Stock shown as beneficially owned by them. To the Company’s knowledge, none of these shares has been pledged.

Beneficial Owner	Number of Shares Beneficially Owned	Percent Owned
Michael J. Bingle (1)	20,224	*
Richard J. Bressler	20,300	*
Raul E. Cesan (2)	88,524	*
Karen E. Dykstra	24,358	*
Anne Sutherland Fuchs (1)	37,571	*
William O. Grabe (1)	124,562	*
Stephen G. Pagliuca (1)	50,006	*
James C. Smith (3)	1,048,967	1.2
Eugene A. Hall (4)	1,523,407	1.8
Lewis G. Schwartz (5)	113,941	*
Per Anders Waern	-	*
Alwyn Dawkins (6)	84,730	*
Craig W. Safian	8,808	*
All current directors, Named Executive Officers and other executive officers as a group (20 persons) (7)	3,762,539	4.4
Baron Capital Group, Inc. (8) 767 Fifth Avenue, New York, NY 10153	8,979,967	10.6
T. Rowe Price Associates, Inc. (9) 100 E. Pratt Street, Baltimore, MD 21202	8,039,310	9.5
The Vanguard Group, Inc. (10) 100 Vanguard Blvd., Malvern, PA 19335	5,907,162	7.0
Blackrock, Inc. (11) 40 East 52nd Street, New York, NY 10022	5,407,198	6.4

*	Less than 1%

(1)	Includes 2,812 RSUs that will release on May 29, 2015 (the “2014 Director RSU Award”).

(2)	Includes 30,000 shares held by a family foundation as to which Mr. Cesan may be deemed a beneficial owner, and the 2014 Director RSU Award.

(3)	Includes the 2014 Director RSU Award, 50,000 shares held by members of Mr. Smith’s immediate family and 211,900 shares held by a family foundation as to which Mr. Smith may be deemed a beneficial owner.

(4)	Includes 343,205 shares issuable upon the exercise of stock appreciation rights (“SARs”).

(5)	Includes 63,440 shares issuable upon the exercise of SARs.

(6)	Includes 58,844 shares issuable upon the exercise of SARs.

(7)	Includes 23,827 RSUs shares that will release within 60 days, and 838,604 shares issuable upon the exercise of SARs.
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(8)	Includes shares beneficially owned by Baron Capital Group, Inc. (“BCG”) and Ronald Baron; also includes 8,374,389 shares beneficially owned by BAMCO, Inc. and 605,578 shares beneficially owned by Baron Capital Management, Inc., subsidiaries of BCG.

(9)	These shares are owned by various individual and institutional investors, for which T. Rowe Price Associates, Inc. (“Price Associates”) serves as an investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(10)	Includes shares beneficially owned by The Vanguard Group, Inc. as an investment adviser, and includes 52,506 shares beneficially owned by Vanguard Fiduciary Trust Company as investment manager of collective trust accounts, and 7,221 shares beneficially owned by Vanguard Investments Australia, Ltd as investment manager.

(11)	Includes shares held by various subsidiaries and/or affiliates of Blackrock, Inc.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of our Common Stock to file reports of ownership and changes of ownership with the SEC and to furnish us with copies of the reports they file. To assist with this reporting obligation, the Company prepares and files ownership reports on behalf of its officers and directors pursuant to powers of attorney issued by the officer or director to the Company. Based solely on our review of these reports, or written representations from certain reporting persons, there were no late filings in 2014.

TRANSACTIONS WITH RELATED PERSONS

Gartner is a provider of comprehensive research coverage of the IT industry to almost 10,000 distinct enterprises across 90 countries. Because of our worldwide reach, it is not unusual for Gartner to engage in ordinary course of business transactions involving the sale of research or consulting services with entities in which one of our directors, executive officers or a greater than 5% owner of our stock, or immediate family member of any of them, may also be a director, executive officer, partner or investor, or have some other direct or indirect interest. We will refer to these transactions generally as related party transactions.

Our Governance Committee reviews all related party transactions to determine whether any director, executive officer or a greater than 5% owner of our stock, or immediate family member of any of them, has a material direct or indirect interest, or whether the independence from management of our directors may be compromised as a result of the relationship or transaction. Our Board Principles and Practices, which are posted on www.investor.gartner.com, require directors to disclose all actual or potential conflicts of interest regarding a matter being considered by the Board or any of its committees and to excuse themselves from that portion of the Board or committee meeting at which the matter is addressed to permit independent discussion. Additionally, the member with the conflict must abstain from voting on any such matter. The Governance Committee is charged with resolving any conflict of interest issues brought to its attention and has the power to request the Board to take appropriate action, up to and including requesting the involved director to resign. Our Audit Committee and/or Board of Directors reviews and approves all material related party transactions involving our directors in accordance with applicable provisions of Delaware law and with the advice of counsel, if deemed necessary.

The Company maintains a written conflicts of interest policy which is posted on our intranet and prohibits all Gartner employees, including our executive officers, from engaging in any personal, business or professional activity which conflicts with or appears to conflict with their employment responsibilities and from maintaining financial interests in entities that could create an appearance of impropriety in their dealings with the Company. Additionally, the policy prohibits all Gartner employees from entering into agreements on behalf of Gartner with any outside entity if the employee knows that the entity is a related party to a Gartner employee; i.e., that the contract would confer a financial benefit, either directly or indirectly, on a Gartner employee or his or her relatives. All potential conflicts of interest and related party transactions involving Gartner employees must be reported to, and pre-approved by, the General Counsel.

In 2014, there were no related party transactions in which any director, executive officer or a greater than 5% owner of our stock, or immediate family member of any of them, had or will have a direct or indirect material interest.

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PROPOSAL THREE:

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

The Audit Committee of the Board of Directors has appointed KPMG LLP to serve as the Company’s independent auditor for the 2015 fiscal year. Additional information concerning the Audit Committee and its activities with KPMG can be found in the Audit Committee Report and the Principal Accountant Fees and Services below.

The Audit Committee of the Board of Directors is directly responsible for the appointment, compensation and oversight of the Company’s independent auditor. Ratification by the stockholders of the appointment of KPMG is not required by law, the Company’s bylaws or otherwise. However, the Board of Directors is submitting the appointment of KPMG for stockholder ratification to ascertain stockholders’ views on the matter. Representatives of KPMG will attend the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.

Principal Accountant Fees and Services

During 2014, KPMG performed recurring audit services, including the examination of our annual financial statements, limited reviews of quarterly financial information, certain statutory audits and tax services for the Company. The aggregate fees billed for professional services by KPMG in 2013 and 2014 for various services performed by them were as follows:

Types of Fees	2013	2014
Audit Fees	2,577,188	2,638,469
Audit-Related Fees	-	15,000
Tax Fees	770,835	632,180
All Other Fees	-	-
Total Fees	3,348,023	3,285,649

Audit Fees

Audit fees relate to professional services rendered by KPMG for the audit of the Company’s annual consolidated financial statements contained in its Annual Report on Form 10-K, internal controls over financial reporting and the review of the Company’s quarterly financial statements contained in its Quarterly Reports on Form 10-Q, as well as work performed in connection with statutory and regulatory filings.

Audit-Related Fees

Audit-related fees relate to professional services rendered by KPMG primarily for audit support services, such as issuance of a consent in connection with the filing of a registration statement.

Tax Fees

Tax fees relate to professional services rendered by KPMG for permissible tax compliance in international and domestic locations, tax advice, tax planning and assistance with tax audits.

All Other Fees

This category of fees covers all fees for any permissible service not included in the above categories.

Pre-Approval Policies

The Audit Committee’s policy is to pre-approve all audit, audit-related and permissible non-audit services provided by KPMG. These services may include domestic and international audit services, audit-related services, tax services and other services. At the beginning of each fiscal year, the Audit Committee pre-approves aggregate fee limits for specific types of permissible services (e.g., domestic and international tax compliance and tax planning services; transfer pricing services, audit-related services and other permissible services) to allow management to engage KPMG expeditiously as needed as projects arise. At each regular quarterly meeting, KPMG and management report to the Audit Committee regarding the services provided in the previous fiscal quarter by KPMG in accordance with the pre-approved limits, and the fees for the services performed in that quarter and year to date. Pre-approved limits may be adjusted as necessary during the year, and the Audit Committee may also pre-approve particular services on a case-by-case basis. All services provided by KPMG in 2014 were pre-approved by the Audit Committee.

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AUDIT COMMITTEE REPORT

Pursuant to its responsibilities as set forth in the Audit Committee Charter, the Audit Committee has reviewed and discussed with management and with KPMG Gartner’s audited consolidated financial statements for the year ended December 31, 2014. The Audit Committee has discussed with KPMG the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, and Related and Transitional Amendments to PCAOB Standards, as adopted by the Public Company Accounting Oversight Board (PCAOB). The Audit Committee has received the written disclosures and letter from KPMG required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence and has discussed with KPMG that firm’s independence.

Based on the review and discussions noted above, as well as discussions regarding Gartner’s internal control over financial reporting and discussions with Gartner’s Internal Audit function, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2014 be included in Gartner’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for filing with the Securities and Exchange Commission.

Audit Committee of the Board of Directors

Richard J. Bressler

Karen E. Dykstra

James C. Smith

April 14, 2015

RECOMMENDATION OF OUR BOARD

Our Board unanimously recommends that you vote FOR ratification of the appointment of

KPMG LLP as the Company’s independent auditor for fiscal 2015.

MISCELLANEOUS

Stockholder Communications

Stockholders and other interested parties may communicate with any of our directors by writing to them c/o Corporate Secretary, Gartner, Inc., 56 Top Gallant Road, P.O. 10212, Stamford, CT 06904-2212. All communications other than those which on their face are suspicious, inappropriate or illegible will be delivered to the director to whom they are addressed.

Available Information

Our website address is www.gartner.com. The investor relations section of our website is located at www.investor.gartner.com and contains, under the “Corporate Governance” link, current electronic printable copies of our:

➢	CEO & CFO Code of Ethics which applies to our Chief Executive Officer, Chief Financial Officer, controller and other financial managers
➢	Code of Conduct, which applies to all Gartner officers, directors and employees
➢	Board Principles and Practices, the corporate governance principles that have been adopted by our Board
➢	Audit Committee Charter
➢	Compensation Committee Charter
➢	Governance/Nominating Committee Charter

This information is also available in print to any stockholder who makes a written request to Investor Relations, Gartner, Inc., 56 Top Gallant Road, P.O. Box 10212, Stamford, CT 06904 - 2212.

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Process for Submission of Stockholder Proposals for our 2016 Annual Meeting

The Company has adopted advance notice requirements related to stockholder business, including director nominations. These requirements are contained in our Bylaws, which can be found at www.investor.gartner.com, under the “Corporate Governance” link, and are summarized below. This summary is qualified by reference to the full Bylaw provision.

If you are a stockholder of record and you want to make a proposal for consideration at the 2016 Annual Meeting without having it included in our proxy materials, we must receive your written notice not less than 90 days prior to the 2016 Annual Meeting; provided, however, that if we fail to give at least 100 days prior notice of this meeting, then we must receive your written notice not more than 10 days after the date on which notice of the 2016 Annual Meeting is mailed.

A stockholder’s notice must set forth certain required information including: (i) a brief description of the business to be brought before the meeting and the reasons therefore; (ii) the name and address of the proposing stockholder and certain associated persons; (iii) the number of shares of Common Stock held by such stockholder and associated persons; (iv) a description of any hedging transactions entered into by such stockholder and persons; (v) any material interest of such stockholder and associated persons in the business to be conducted; and (vi) a statement as to whether a proxy statement and form of proxy will be delivered to other stockholders. In addition, certain information in the notice must be supplemented as of the record date for the meeting. If the stockholder business involves director nominations, the stockholder’s notice must also contain detailed information concerning the nominee, including name, age, principal occupation, interests in Common Stock, any other information regarding the nominee that would be required to be included in a proxy statement under the rules of the SEC had the proposal been made by management, and an acknowledgment by the nominee of the fiduciary duties owed by a director to a corporation and its stockholders under Delaware law. If you do not comply with all of the provisions of our advance notice requirements, then your proposal may not be brought before the 2016 Annual Meeting. All stockholder notices should be addressed to the Corporate Secretary, Gartner, Inc., 56 Top Gallant Road, P.O. Box 10212, Stamford, Connecticut 06904-2212.

Additionally, if you want to make a proposal for consideration at next year’s Annual Meeting and have it included in our proxy materials for that meeting, we must receive your proposal by December 16, 2015, and it must comply with all other provisions of the Company’s advance notice requirements as well as the requirements of Exchange Act Rule 14a-8.

Annual Report

A copy of our Annual Report on Form 10-K for the year ended December 31, 2014 (the “2014 10-K”) has been filed with the Securities and Exchange Commission and is available at www.sec.gov. You may also obtain a copy at www.investor.gartner.com. A copy of the 2014 10-K is also contained in our 2014 Annual Report to Stockholders, which accompanies this Proxy Statement. A copy of the 2014 10-K will be mailed to any stockholder who makes a written request to Investor Relations, Gartner, Inc., 56 Top Gallant Road, P.O. Box 10212, Stamford, CT 06904—2212.

By Order of the Board of Directors

Lewis G. Schwartz

Corporate Secretary

Stamford, Connecticut

April 14, 2015

42

GARTNER, INC.
ATTN: INVESTOR RELATIONS
56 TOP GALLANT ROAD
STAMFORD, CT 06904-2212

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M87850-P59557	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GARTNER, INC.

The Board of Directors recommends you vote FOR Proposals 1, 2 and 3:

1.	Election of Directors

Nominees:

	To be elected for terms expiring in 2016:		For	Against	Abstain

	1a.	Michael J. Bingle	☐	☐	☐			For	Against	Abstain

	1b.	Richard J. Bressler	☐	☐	☐	2.	Advisory approval of the Company’s executive compensation.	☐	☐	☐

	1c.	Raul E. Cesan	☐	☐	☐	3.	Ratify the appointment of KPMG as our independent auditor for fiscal 2015.	☐	☐	☐

	1d.	Karen E. Dykstra	☐	☐	☐	NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
	1e.	Anne Sutherland Fuchs	☐	☐	☐

	1f.	William O. Grabe	☐	☐	☐

	1g.	Eugene A. Hall	☐	☐	☐

	1h.	Stephen G. Pagliuca	☐	☐	☐

	1i.	James C. Smith	☐	☐	☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Combined Document is available at www.proxyvote.com.

M87851-P59557

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF GARTNER, INC.

The undersigned hereby appoints Eugene A. Hall, Craig W. Safian and Lewis G. Schwartz, and each of them, with the power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and to vote as provided on the other side, all the shares of Gartner, Inc. Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of Gartner, Inc. to be held May 28, 2015, or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2 AND PROPOSAL 3 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

(Continued and to be marked, dated and signed, on the other side)